                                                                     EXHIBIT 4.1


                         LIONS GATE ENTERTAINMENT INC.

                                    as Issuer



                         LIONS GATE ENTERTAINMENT CORP.

                                  as Guarantor



              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2010

                            -------------------------

                                    INDENTURE

                          Dated as of December 3, 2003

                            -------------------------

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   as Trustee

                              CROSS-REFERENCE TABLE



TRUST INDENTURE
ACT SECTION                             INDENTURE SECTION
-----------                             -----------------
310       (a)(1)                        6.10
          (a)(2)                        6.10
          (a)(3)                        N/A
          (a)(4)                        N/A
          (a)(5)                        N/A
          (b)                           6.10, 6.8, 16.2
          (c)                           N/A
311       (a)                           6.11
          (b)                           6.11
          (c)                           N/A
312       (a)                           2.05
          (b)                           16.3
          (c)                           16.3
313       (a)                           6.6
          (b)                           6.6
          (c)                           6.6, 16.2
          (d)                           6.6
314       (a)                           10.3
          (a)(4)                        10.3, 10.4, 16.6
          (b)                           N/A
          (c)(1)                        16.5
          (c)(2)                        16.5
          (c)(3)                        N/A
          (d)                           N/A
          (e)                           16.6
          (f)                           N/A
315       (a)                           6.1(b)
          (b)                           6.5, 16.2
          (c)                           6.1(a)
          (d)                           6.1(c)
          (e)                           5.14
316       (a)(last sentence)            2.9
          (a)(1)(A)                     5.5
          (a)(1)(B)                     5.4
          (a)(2)                        N/A
          (b)                           5.7
          (c)                           8.4
317       (a)(1)                        5.8
          (a)(2)                        5.9
          (b)                           2.4
318       (a)                           16.1
          (b)                           N/A
          (c)                           16.1

"N/A" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
Article I.     DEFINITIONS AND INCORPORATION BY REFERENCE............................................1

        Section 1.1       Definitions................................................................1

        Section 1.2       Incorporation by Reference of Trust Indenture Act.........................11

        Section 1.3       Rules of Construction.....................................................11

Article II.    THE NOTES............................................................................12

        Section 2.1       Form and Dating...........................................................12

        Section 2.2       Execution and Authentication..............................................13

        Section 2.3       Registrar, Paying Agent and Conversion Agent..............................14

        Section 2.4       Paying Agent To Hold Money in Trust.......................................15

        Section 2.5       Holder Lists..............................................................15

        Section 2.6       Transfer and Exchange.....................................................15

        Section 2.7       Replacement Notes.........................................................16

        Section 2.8       Outstanding Notes.........................................................16

        Section 2.9       Notes Held by the Issuer or an Affiliate..................................17

        Section 2.10      Temporary Notes...........................................................17

        Section 2.11      Cancellation..............................................................17

        Section 2.12      Defaulted Interest........................................................17

        Section 2.13      CUSIP Numbers.............................................................17

        Section 2.14      Deposit of Moneys.........................................................18

        Section 2.15      Book-Entry Provisions for Global Notes....................................18

        Section 2.16      Special Transfer Provisions...............................................19

        Section 2.17      Restrictive Securities Legends............................................20

Article III.   NOTE GUARANTEE.......................................................................21

        Section 3.1       Note Guarantee............................................................21

        Section 3.2       Consideration.............................................................22

        Section 3.3       Execution of Guarantee....................................................22

Article IV.    SATISFACTION AND DISCHARGE...........................................................23

        Section 4.1       Satisfaction and Discharge of Indenture...................................23

        Section 4.2       Deposited Monies to be Held in Trust......................................24

        Section 4.3       Return of Unclaimed Monies................................................24

Article V.     DEFAULTS AND REMEDIES................................................................24

        Section 5.1       Events of Default.........................................................24

        Section 5.2       Acceleration of Maturity; Rescission and Annulment........................25

        Section 5.3       Other Remedies............................................................26

        Section 5.4       Waiver of Past Defaults...................................................27

        Section 5.5       Control by Majority.......................................................27

        Section 5.6       Limitation on Suit........................................................27

        Section 5.7       Unconditional Right of Holders to Receive Payment.........................28

        Section 5.8       Collection of Indebtedness and Suits for Enforcement By the Trustee.......28

        Section 5.9       Trustee May File Proofs of Claim..........................................29

        Section 5.10      Restoration of Rights and Remedies........................................30

        Section 5.11      Rights and Remedies Cumulative............................................30

        Section 5.12      Delay or Omission Not Waiver..............................................30

        Section 5.13      Application of Money Collected............................................30

        Section 5.14      Undertaking for Costs.....................................................31

        Section 5.15      Waiver of Stay or Extension Laws..........................................31

Article VI.    THE TRUSTEE..........................................................................31

        Section 6.1       Duties of Trustee.........................................................31

        Section 6.2       Rights of Trustee.........................................................32

        Section 6.3       Individual Rights of Trustee..............................................34

        Section 6.4       Trustee's Disclaimer......................................................34

        Section 6.5       Notice of Defaults........................................................34

        Section 6.6       Reports by Trustee to Holders.............................................34

        Section 6.7       Compensation and Indemnity................................................35

        Section 6.8       Replacement of Trustee....................................................35

        Section 6.9       Successor Trustee by Merger, etc..........................................36

        Section 6.10      Eligibility; Disqualification.............................................36

        Section 6.11      Preferential Collection of Claims Against Issuer and the Company..........36

Article VII.   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.................................37

        Section 7.1       Issuer or Company May Consolidate, Etc., Only on Certain Terms............37

        Section 7.2       Successor Corporation Substituted.........................................37

Article VIII.  AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................................38

        Section 8.1       Without Consent of Holders of Notes.......................................38

        Section 8.2       With Consent of Holders of Notes..........................................39

        Section 8.3       Compliance with Trust Indenture Act.......................................40

        Section 8.4       Revocation of Consents and Effect of Consents or Votes....................40

        Section 8.5       Notation on or Exchange of Notes..........................................41

        Section 8.6       Trustee to Sign Amendment, Etc............................................41

Article IX.    MEETING OF HOLDERS OF NOTES..........................................................41

        Section 9.1       Purposes for Which Meetings May be Called.................................41

        Section 9.2       Call Notice and Place of Meetings.........................................41

        Section 9.3       Persons Entitled to Vote at Meetings......................................42

        Section 9.4       Quorum; Action............................................................42

        Section 9.5       Determination of Voting Rights; Conduct and Adjournment of Meetings.......43

        Section 9.6       Counting Votes and Recording Action of Meetings...........................43

Article X.     COVENANTS............................................................................44

        Section 10.1      Payment of Notes..........................................................44

        Section 10.2      Maintenance of Office or Agency...........................................44

        Section 10.3      Reports...................................................................45

        Section 10.4      Compliance Certificate....................................................45

        Section 10.5      Stay, Extension and Usury Laws............................................45

        Section 10.6      Corporate Existence.......................................................46

        Section 10.7      Notice of Default.........................................................46

Article XI.    ESCROW OF PROCEEDS...................................................................46

        Section 11.1      Escrow Account............................................................46

        Section 11.2      Additional Deposits to be Added to Escrowed Amounts.......................46

        Section 11.3      Release of Escrowed Amounts...............................................47

        Section 11.4      Notice to the Trustee Regarding Acquisition...............................47

Article XII.   REDEMPTION OF NOTES..................................................................47

        Section 12.1      Special Redemption........................................................47

        Section 12.2      Optional Redemption.......................................................48

        Section 12.3      Notice to Trustee.........................................................48

        Section 12.4      Selection of Notes to be Redeemed.........................................48

        Section 12.5      Notice of Redemption......................................................49

        Section 12.6      Effect of Notices of Redemption...........................................50

        Section 12.7      Deposit of Optional Redemption Price......................................51

        Section 12.8      Notes Redeemed in Part....................................................51

Article XIII.  REPURCHASE OF NOTES..................................................................52

        Section 13.1      Special Repurchase Right..................................................52

        Section 13.2      Notices; Method of Exercising Special Repurchase Right, Etc...............52

        Section 13.3      Holder Repurchase Right...................................................53

        Section 13.4      Notices; Method of Exercising Holder Repurchase Right, Etc................54

Article XIV.   CONVERSION OF NOTES..................................................................56

        Section 14.1      Conversion Right and Conversion Price.....................................56

        Section 14.2      Exercise of Conversion Right..............................................56

        Section 14.3      Fractions of Shares.......................................................57

        Section 14.4      Adjustment of Conversion Price............................................58

        Section 14.5      Notice of Adjustments of Conversion Price.................................66

        Section 14.6      Notice Prior to Certain Actions...........................................66

        Section 14.7      Company to Reserve Common Shares; Intercompany Agreement..................67

        Section 14.8      Taxes on Conversions......................................................68

        Section 14.9      Covenant as to Common Shares..............................................68

        Section 14.10     Cancellation of Converted Notes...........................................68

        Section 14.11     Effect of Reclassification, Consolidation, Merger or Sale.................68

        Section 14.12     Responsibility of Trustee for Conversion Provisions.......................70

        Section 14.13     Limitation on Conversion Right............................................70

Article XV.    SUBORDINATION OF NOTES...............................................................71

        Section 15.1      Notes Subordinated to Senior Debt.........................................71

        Section 15.2      No Payment on Notes in Certain Circumstances..............................71

        Section 15.3      Payment over of Proceeds upon Dissolution, Etc............................72

        Section 15.4      Subrogation...............................................................73

        Section 15.5      Obligations of the Issuer Unconditional...................................74

        Section 15.6      Notice to Trustee.........................................................74

        Section 15.7      Reliance on Judicial Order or Certificate of Liquidating
                          Agent.....................................................................75

        Section 15.8      Trustee's Relation to Senior Debt.........................................75

        Section 15.9      Subordination Rights Not Impaired by Acts or Omissions of
                          the Issuer or Holders of Senior Debt......................................75

        Section 15.10     Holders Authorize Trustee to Effectuate the Subordination of
                          the Notes.................................................................76

        Section 15.11     Not to Prevent Events of Default..........................................76

        Section 15.12     Trustee's Compensation Not Prejudiced.....................................76

        Section 15.13     No Waiver of Subordination Provisions.....................................76

        Section 15.14     Payments May Be Paid Prior to Dissolution.................................76

Article XVI.   OTHER PROVISIONS OF GENERAL APPLICATION..............................................77

        Section 16.1      Trust Indenture Act Controls..............................................77

        Section 16.2      Notices...................................................................77

        Section 16.3      Communication by Holders With Other Holders...............................78

        Section 16.4      Acts of Holders of Notes..................................................78

        Section 16.5      Certificate and Opinion as to Conditions Precedent........................79

        Section 16.6      Statements Required in Certificate or Opinion.............................80

        Section 16.7      Effect of Headings and Table of Contents..................................80

        Section 16.8      Successors and Assigns....................................................80

        Section 16.9      Separability Clause.......................................................80

        Section 16.10     Benefits of Indenture.....................................................80

        Section 16.11     Governing Law.............................................................80

        Section 16.12     Counterparts..............................................................81

        Section 16.13     Legal Holidays............................................................81

        Section 16.14     Recourse Against Others...................................................81

EXHIBIT A      FORM OF NOTE........................................................................A-1

EXHIBIT B-1    RESTRICTIVE SECURITIES LEGEND FOR NOTES...........................................B-1-1

EXHIBIT B-2    RESTRICTIVE SECURITIES LEGEND FOR COMMON SHARES...................................B-2-1

EXHIBIT B-3    GLOBAL NOTE LEGEND................................................................B-3-1

EXHIBIT C      FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT.......................C-1

EXHIBIT D      FORM OF OPINION OF COUNSEL IN CONNECTION WITH  REGISTRATION OF
               SECURITIES..........................................................................D-1

EXHIBIT E      FORM OF NOTE GUARANTEE..............................................................E-1

EXHIBIT F      REGISTRATION RIGHTS PROVISIONS .....................................................F-1

               INDENTURE, dated as of December 3, 2003 among LIONS GATE ENTERTAINMENT INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292 (the "Issuer"), LIONS GATE ENTERTAINMENT CORP., a corporation duly organized and existing under the laws of British Columbia, having its principal offices at 4553 Glencoe Avenue, Suite 200, Marina del Rey, California 90292 and Suite 3123, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V7X1J1 (the "Company"), and J.P. Morgan Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").

               RECITALS OF THE ISSUER AND THE COMPANY

               The Issuer and the Company have duly authorized the creation of an issue of the Issuer's 4.875% Convertible Senior Subordinated Notes due 2010 (the "Notes"), in substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer and the Company have duly authorized the execution and delivery of this Indenture.

               All things necessary to make (i) the Notes, when the Notes are executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, guaranteed fully and unconditionally by the Company, the valid obligations of the Issuer, guaranteed fully and unconditionally by the Company,
(ii) the Note Guarantee the valid obligation of the Company, and (iii) to make this Indenture a valid agreement of the Issuer and the Company, in accordance with their and its terms, have been done.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.

               "Acquisition" means the proposed acquisition by the Company of Film Holdings Co., the parent of Artisan Entertainment Inc.

               "Act of Holders" when used with respect to any Holder of a Note, has the meaning specified in Section 16.4(a) hereof.

               "Additional Interest" means any and all additional interest payable pursuant to Section 3 of the Registration Rights Provisions.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

               "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

               "Board of Directors" means either the board of directors of Issuer or the Company, as the case may be, or any committee of such board empowered to act for it with respect to this Indenture.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Company, as the case may be, duly adopted by such Board of Directors and in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day," when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

               "Capital Shares" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common shares and preferred shares.

               "Change of Control" means an event or series of events in which:

               (a) any "person," including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of Capital Shares of the Company entitling that person to exercise more than 50% of the total voting power of all of the Capital Shares of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any Subsidiary or any employee benefit plan of the Company;

               (b) the Company (1) consolidates with or merges into any other corporation or business entity or conveys or transfers or leases all or substantially all of the assets of the Company to any other person, corporation or business entity or any other corporation or business entity merges into the Company (except solely to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), and, in any such case, (2) the holders of the Company's Capital Shares immediately before such transaction own, directly or indirectly, less than 50% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from such transaction;

               (c) any "person," including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of the Issuer's Capital Shares entitling that person to exercise more than 50% of the total voting power of all of the Capital Shares of the Issuer entitled to vote generally in elections of directors, other than any acquisition by the Company, the Issuer or any of the their respective Subsidiaries or any of their respective employee benefit plans; or

               (d) the Issuer (1) consolidates with or merges into any other corporation or business entity or conveys or transfers or leases all or substantially all of the assets of the Issuer to any other person, corporation or business entity or any other corporation or business entity merges into the Issuer (except solely to the extent necessary to reflect a change in jurisdiction of incorporation of the Issuer or any parent of the Issuer), and, in any such case, (2) the holders of the Issuer's Capital Shares immediately before such transaction own, directly or indirectly, less than 50% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from such transaction;

provided, however, that a Change of Control shall not be deemed to occur if either: (x) the Closing Price per Common Share for any five Trading Days within the period of 10 consecutive Trading Days commencing immediately after the announcement of such Change of Control shall equal or exceed 105% of the Conversion Price in effect on each Trading Day; or (y) at least 90% of the consideration in the Change of Control transaction consists of Capital Shares traded primarily on the New York Stock Exchange or the American Stock Exchange or quoted primarily on the Nasdaq National Market, and as a result the Notes become convertible solely into such Capital Shares.

               Beneficial ownership shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act (except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, either immediately or with the passage of time). The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

               "Change of Control Notice" has the meaning specified in Section
13.4 hereof.

               "Closing Price" of any security on any date of determination means:

               (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the American Stock Exchange on such date;

               (2) if such security is not listed for trading on the American Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. or Canadian securities exchange on which such security is so listed;

               (3) if such security is not so listed on a U.S. or Canadian national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

               (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

               (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Issuer or Company.

               "Common Shares" means any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 14.11 hereof, shares issuable on conversion of Notes shall include only shares of the class designated as Common Shares, no par value per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Company" means the corporation named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

               "Conversion Agent" has the meaning specified in Section 2.3 hereof.

               "Conversion Notice" has the meaning specified in Section 14.2 hereof.

               "Conversion Price" has the meaning specified in Section 14.1 hereof.

               "Conversion Rate" has the meaning specified in Section 14.1 hereof.

               "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located at J.P. Morgan Trust Company, National Association at 560 Mission Street, 13th Floor, San Francisco, CA 94105, Attention: Corporate Trust Department and for purposes of Section 10.2 shall be J.P. Morgan Trust Company, National Association, 4 New York Plaza, 1st Floor, New York, NY 10004 Attention: Corporate Trust Department), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

               "Credit Facility Debt" means any and all amounts payable under or in respect of Senior Bank Facilities, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof, in an aggregate principal amount not to exceed $400 million at any one time outstanding.

               "Current Market Price" has the meaning specified in Section 14.4(g).

               "Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

               "Defaulted Interest" has the meaning specified in Section 2.12 hereof.

               "Defaulted Interest Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Issuer pursuant to Section 2.12 hereof.

               "Depositary" means The Depository Trust Company, its nominees and their respective successors.

               "Designated Senior Debt" means any Senior Debt (other than under any Senior Bank Facility) in an original principal amount of not less than $50 million.

               "Dollar," "U.S. Dollar" or "U.S. $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

               "Escrow Account" has the meaning specified in Section 11.1(a)(i) hereof.

               "Escrow Agent" has the meaning specified in Section 11.1(a)(i) hereof.

               "Escrow Agreement" has the meaning specified in Section 11.1(b) hereof.

               "Escrowed Amounts" has the meaning specified in Section 11.1(a)(ii) hereof.

               "Event of Default" has the meaning specified in Section 5.1 hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Expiration Time" has the meaning specified in Section 14.4(f) hereof.

               "fair market value" has the meaning set forth in Section 14.4(g) hereof.

               "Global Note" has the meaning specified in Section 2.1(f) hereof.

               "Holder" means the Person in whose name the Note is registered in the Register.

               "Holder Repurchase Date" has the meaning specified in Section
13.3 hereof.

               "Holder Repurchase Price" has the meaning specified in Section
13.3 hereof.

               "Holder Repurchase Right" has the meaning specified in Section
13.3 hereof.

               "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

               "Initial Purchasers" means initial purchasers of the Notes pursuant to the Subscription Agreements.

               "Interest Payment Date" means each June 15 and December 15, beginning June 15, 2004.

               "Issuer" means the corporation named as "Issuer" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor corporation.

               "Merger Agreement" means the definitive merger agreement, dated as of October 24, 2003, between the Company and Film Holdings Co., the parent of Artisan Entertainment Inc. whereby the Company proposes to acquire Film Holdings Co.

               "Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

               "Non-Electing Share" has the meaning specified in Section 14.11 hereof.

               "Note Guarantee" has the meaning specified in Section 3.1 hereof.

               "Notes" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Issuer and the Company."

               "Obligations" has the meaning specified in Section 3.1 hereof.

               "Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or Assistant Secretary of the Issuer or the Company, as the case may be.

               "Officers' Certificate" means a certificate from the Issuer or the Company, as the case may be, signed by its (a) Chairman, Vice Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President, and (b) Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

               "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Issuer and/or the Company, as the case may be (and may include directors or employees of the Issuer or the Company, as the case may be,), and which opinion is acceptable to the Trustee.

               "Optional Redemption Date," when used with respect to any Note to be redeemed pursuant to Section 12.2 hereof, means the date fixed for an Optional Redemption by or pursuant to this Indenture.

               "Optional Redemption Price" has the meaning specified in Section 12.2(b) hereof.

               "Order" means a written request or order signed in the name of the Issuer by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.

               "Participants" has the meaning specified in Section 2.15(b) hereof.

               "Paying Agent" has the meaning specified in Section 2.3 hereof.

               "Payment Blockage Period" has the meaning specified in Section 15.2(b) hereof.

               "Payment Default" has the meaning specified in Section 5.1(d)(i) hereof.

               "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

               "Physical Notes" has the meaning specified in Section 2.1(g) hereof.

               "Place of Conversion" means any city in which any Conversion Agent is located.

               "Place of Payment" means any city in which any Paying Agent is located.

               "Placement Agency Agreement" means the Placement Agency Agreement, dated November 24, 2003, by and among the Company, the Issuer and the Placement Agents, as amended.

               "Placement Agents" means SG Cowen Securities Corporation, Natexis Bleichroeder Inc. and Thomas Weisel Partners LLC.

               "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

               "Purchased Shares" has the meaning specified in Section 14.4(f)(ii)(x) hereof.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 14.4 hereof, Record Date has the meaning specified in 14.4(g) hereof.

               "Reference Period" has the meaning specified in Section 14.4(d) hereof.

               "Register" has the meaning specified in Section 2.5 hereof.

               "Registrar" has the meaning specified in Section 2.3 hereof.

               "Registration Default" has the meaning specified in Section 3 of the Registration Rights Provisions.

               "Registration Rights Provisions" means the registration rights provisions contained in EXHIBIT F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof, whereby the Issuer and the Company have granted registration rights to the Initial Purchasers and the Holders.

               "Regular Record Date" for the interest payable on the Notes (including Additional Interest, if any) means the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, preceding an Interest Payment Date.

               "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               "Restricted Security" means a Note (or Common Share into which such Note has been converted) that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on any Opinion of Counsel to the Issuer with respect to whether any Note (or Common Share into which such Note has been converted) constitutes a Restricted Security.

               "Restrictive Securities Legend" has the meaning specified in
Section 2.17(a) hereof.

               "Rule 144" means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

               "Rule 144A" means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

               "SEC" means the Securities and Exchange Commission or any successor thereto.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Bank Facilities" means the credit facility among the Company, the Issuer, certain Subsidiaries of the Company and JPMorgan Chase Bank and the other lenders referred to therein, dated as of September 25, 2000 (the "Current Facility"), or the credit facility to be entered into among the Company, the Issuer, certain Subsidiaries of the Company and JPMorgan Chase Bank and the other lenders to be referred to therein pursuant to that certain commitment letter dated as of October 24, 2003, if such credit facility refinances or replaces or amends and restates the Current Facility, and, in either case, any amendment, extension, modification or waiver thereof, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing amounts available for borrowing thereunder or adding additional guarantors thereunder) all or any portion of the Credit Facility Debt under such agreement or any successor or replacement agreement, whether or not with the same lenders or agent, so long as any such refinancing, or amendment, extension, modification or waiver of any then existing financing (any such refinancing, or amendment, extension, modification or waiver, a "Later Financing"), is secured by assets of the Company or the Issuer or their respective subsidiaries; provided, however, that the lack of any validity or enforceability of any lien or other security interest purported to be granted in connection with such Later Financing shall not affect the classification of such Later Financing as a Senior Bank Facility.

               "Senior Debt" means any existing and future obligations of a Person with respect to (i) Credit Facility Debt (ii) Vendor Financing Debt and
(iii) to the extent of the value of the assets securing the debt described in this clause (iii), all secured financing in connection with motion picture and television production and/or acquisition (including the rights of the entertainment guilds pursuant to their collective bargaining agreements with the film and television industries), and the acquisition of libraries and catalogues (either directly or through acquisitions of entities whose principal assets consist of libraries and/or catalogues).

               "Shelf Registration Statement" has the meaning specified in the Registration Rights Provisions.

               "Significant Subsidiary" has the meaning specified in Rule 1-02(w) promulgated by the SEC.

               "Special Record Date" has the meaning specified in Section 8.4 hereof.

               "Special Redemption" has the meaning specified in Section 12.1(a) hereof.

               "Special Redemption Date" has the meaning specified in Section 12.5(a) hereof.

               "Special Redemption Notice" has the meaning specified in Section 12.5(a) hereof.

               "Special Redemption Price" has the meaning specified in Section 12.1(a) hereof.

               "Special Repurchase" has the meaning specified in Section 13.1 hereof.

               "Special Repurchase Date" means any date that is (i) on or after February 5, 2004 and (ii) on or before February 9, 2004.

               "Special Repurchase Notice" has the meaning specified in Section
13.2 hereof.

               "Special Repurchase Price" has the meaning specified in Section
13.1 hereof.

               "Special Repurchase Right" has the meaning specified in Section
13.1 hereof.

               "Subscription Agreement" means a Subscription Agreement, dated as of November 28, 2003, between the Issuer and an Initial Purchaser.

               "Subsidiary" means a corporation more than 50% of the outstanding Voting Shares of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

               "Successor Company" has the meaning specified in Section 7.1.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa- 77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

               "Trading Day" means:

               (1) if the applicable security is listed or admitted for trading on the American Stock Exchange or another national security exchange, a day on which the American Stock Exchange or such other national security is open for business;

               (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

               (3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Transfer Agent" means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes, initially Mellon Investor Services LLC.

               "Trigger Event" has the meaning specified in Section 14.4(d) hereof.

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "Vendor Financing Debt" means obligations of the Company or the Issuer, directly or by guarantee, owing to Persons providing financing to any of such entities, which Persons are bona fide suppliers of products or services to such entities, in an aggregate principal amount not to exceed $55.0 million at any one time outstanding for all such Persons. If at any time there are obligations outstanding to all such Persons in a principal amount in excess of $55.0 million, then the Vendor Financing Debt shall be allocated, as among the holders of Vendor Financing Debt only, in accordance with a schedule provided by the Issuer and the Company to the Trustee, or if no such schedule has been provided, pro rata among the holders of the Vendor Financing Debt.

               "Vice President" means any vice president of a corporation, whether or not designated by a number or a word or words added before or after the title "vice president."

               "Voting Shares" means with respect to any Person, Capital Shares of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes;

               "indenture security holder" means a Holder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the Notes means the Issuer and the Company and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

SECTION 1.3 RULES OF CONSTRUCTION.

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

                (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II.

                                   THE NOTES

SECTION 2.1 FORM AND DATING.

               (a) The Notes shall be known and designated as the "4.875% Convertible Senior Subordinated Notes due 2010" of the Issuer. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $50 million ($60 million if the over-allotment option set forth in Section 10 of the Placement Agency Agreement is exercised in full).

               (b) The Notes shall mature on December 15, 2010.

               (c) Interest shall accrue from December 3, 2003 at a rate of 4.875% per annum until the principal thereof is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on June 15 and December 15 in each year, commencing June 15, 2004.

               Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

               Except as provided in the next succeeding paragraph, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into Common Shares on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted into Common Shares the number of shares issuable upon conversion, together with a cash payment, if any, in lieu of a fractional share, the Issuer and the Company shall be deemed to have satisfied their obligation with respect to such Note. Accordingly, accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

               If a Holder of any Note converts such Note after a Regular Record Date but prior to the corresponding Interest Payment Date, such Holder shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Issuer an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on the Interest Payment Date. However, in the event that the Issuer calls any Notes for redemption or a Holder exercises its Special Repurchase Right for a Note on a date that is after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, and prior to such redemption or repurchase date a Holder of any Note chooses to convert such Note, such Holder shall not be required to pay the Issuer at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on the date that has been fixed for redemption if such Holder's conversion right would terminate because of the redemption or repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date.

Accrued but unpaid interest will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

               Principal of, and premium, if any, and interest on, Global Notes shall be payable to the Depositary in immediately available funds.

               Principal and premium, if any, and interest on maturity, on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

               (d) The Notes shall be guaranteed as to payment and performance of conversion rights by the Company as provided in Article III; provided that nothing herein shall require the Note Guarantee to be endorsed on any Note and the failure to so endorse a Note Guarantee thereon shall not impair the validity or enforceability of the Note Guarantee with respect to any such Note.

               (e) The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

               (f) The Notes are being offered and sold in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT A (the "Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS B-1, B-2 and B-3. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, however, that in no event shall the aggregate principal amount of the Global Note or Notes exceed $50,000,000, or $60,000,000 if the Placement Agents elect to place additional Notes pursuant to the over-allotment option provided for in Section 10 of the Placement Agency Agreement.

               (g) Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "Physical Notes") and, if applicable, bearing any legends required by Section 2.17.

SECTION 2.2 EXECUTION AND AUTHENTICATION.

               (a) One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

               (b) If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

               (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               (d) Upon an Order of the Issuer signed by one Officer of the Issuer, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of $50,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.2(d). Upon receipt by the Trustee of an Officers' Certificate of the Issuer stating that the Placement Agents have elected to place a specified principal amount of additional Notes, not to exceed $10,000,000, pursuant to Section 10 of the Placement Agency Agreement, the Trustee shall authenticate and deliver such specified principal amount of such additional Notes to or upon the Order of the Issuer signed as provided in the immediately preceding sentence. Such Officers' Certificate of the Issuer must be received by the Trustee not later than the proposed date for delivery of such additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $60,000,000 except as provided in Section 2.7.

               (e) Upon an Order of the Issuer signed by two Officers of the Issuer, the Trustee shall authenticate Notes not bearing the Restrictive Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in
Section 2.16(c).

               (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and its Affiliates.

               (g) The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

               (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Conversion Agent" includes any additional conversion agent.

               (b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Paying Agent.

               (c) The Issuer initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

               Subject to Section 15.2, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Issuer acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.5 HOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the "Register"). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing the Register.

SECTION 2.6 TRANSFER AND EXCHANGE.

               (a) Subject to Sections 2.15 and 2.16 hereof, where Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar's request. The Issuer or the Trustee, as the case may be, shall not be required
(i) to issue, authenticate, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Article XII hereof and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

               (b) No service charge shall be made for any transfer, exchange or conversion of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.10, 12.6, 13.1, 13.3 or 14.2 not involving any transfer.

SECTION 2.7 REPLACEMENT NOTES.

               (a) If the Holder claims that the Note has been mutilated, lost, destroyed or stolen, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. In the case of lost, destroyed or stolen Notes, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Note and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

               (b) In case any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note when due.

               (c) Every replacement Note is an additional obligation of the Issuer only as provided in Section 2.8.

SECTION 2.8 OUTSTANDING NOTES.

               (a) Notes outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8(a) as not outstanding. Except to the extent provided in Section 2.9, a Note does not cease to be outstanding because the Issuer or one of its subsidiaries or Affiliates holds the Note.

               (b) If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

               (c) If the Paying Agent (other than the Issuer or any Affiliate of the Issuer) holds on a redemption date, repurchase date or maturity date money sufficient to pay Notes payable on that date (or, if the Issuer acts as Paying Agent, if the Issuer has segregated and holds such money in trust in accordance with Section 2.4 hereof), then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Note shall be deemed paid whether or not the Note is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the redemption price, repurchase price or principal amount, as applicable.

               (d) If a Note is converted in accordance with Article XIV hereof, then from and after the time of conversion on the conversion date, such Note will cease to be outstanding, and interest, if any, will cease to accrue on such Note.

SECTION 2.9 NOTES HELD BY THE ISSUER OR AN AFFILIATE.

               In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES.

               Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

SECTION 2.11 CANCELLATION.

               The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XIV.

SECTION 2.12 DEFAULTED INTEREST.

               If and to the extent the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Notes (the "Defaulted Interest"). The Issuer may pay the Defaulted Interest to the persons who are Holders on a subsequent special record date fixed by the Issuer (a "Defaulted Interest Special Record Date"). The Issuer shall fix such Defaulted Interest Special Record Date and payment date. At least 15 days before the Defaulted Interest Special Record Date, the Issuer shall mail to Holders a notice that states the Defaulted Interest Special Record Date, payment date and amount of interest to be paid.

SECTION 2.13 CUSIP NUMBERS.

               The Issuer in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14 DEPOSIT OF MONEYS.

               Prior to 11:00 A.M., New York City time, on each Interest Payment Date, maturity date, redemption date and repurchase date, the Issuer shall have deposited with a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, redemption date and repurchase date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be.

SECTION 2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

               (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

               Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.

               (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

               (c) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

               (d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Restrictive Securities Legend (as defined).

               (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16 SPECIAL TRANSFER PROVISIONS.

               (a) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

               (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Restrictive Securities Legend, if (x) the requested transfer is after the second anniversary of the issue date for the Securities; provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Notes or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

               (ii) if the proposed transferor is a Participant seeking to transfer an interest in one Global Note to a transferee who will hold such interest in another Global Note, upon receipt by the Registrar of
        (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificates and other documents, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Global Note through which the transferor held such interest in an amount equal to the aggregate principal amount of the Notes to be transferred and (B) an increase in the aggregate principal amount of the Global Note through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Notes to be transferred.

               (b) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               (c) RESTRICTIVE SECURITIES LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Restrictive Securities Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Notes (provided, however, that neither the Issuer nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the issue date), (ii) there is delivered to the Trustee an Opinion of Counsel to the Issuer reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Provisions), the Issuer shall deliver to the Trustee a notice of effectiveness, a Note or Notes, an authentication order in accordance with Section 2.2 and an opinion of counsel in the form of EXHIBIT D hereto and, if required by the Depositary, the Issuer shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

               (d) GENERAL. By its acceptance of any Note bearing the Restrictive Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Securities Legend and agrees that it will transfer such Note only as provided in this Indenture.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               (e) TRANSFERS OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Issuer within two years after the issue date for the Notes, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear the Restrictive Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

SECTION 2.17 RESTRICTIVE SECURITIES LEGENDS.

               (a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the "Restrictive Securities Legend") as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (i) the issue date for the Notes, and (ii) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed between the Issuer and the Holder thereof).

               (b) Each Common Share that constitutes a Restricted Security shall bear the Restrictive Securities Legend as set forth in EXHIBIT B-2 on the reverse thereof until after the second anniversary of the later of (i) the issue date for the Common Share, and (ii) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Common Share (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed between the Issuer and the Holder thereof).

               (c) Each Global Note shall also bear the legend as set forth in EXHIBIT B-3.

                                  ARTICLE III.

                                 NOTE GUARANTEE

SECTION 3.1 NOTE GUARANTEE.

               The Company hereby fully and unconditionally guarantees, as primary obligor and not merely as surety, to each Holder and the Trustee, the payment of principal and interest on the Notes (the "Obligations") on an unsecured senior subordinated basis (the "Note Guarantee"). The Note Guarantee ranks junior to all existing and future Senior Debt of the Company. The Note Guarantee is effectively subordinated to all indebtedness and other liabilities of all Subsidiaries of the Company (other than the Issuer). Other than as set out above, the Note Guarantee ranks equally in right of payment with all of the Company's other existing and future liabilities that are not secured or are not otherwise subordinated in favor of the Note Guarantee.

               The Company waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Company waives notice of any default under the Notes or the Obligations. The obligations of the Company hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in control of the Issuer.

               The Company further agrees that the Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of any Obligations.

               The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment or performance of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

               The Company further agrees that the Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

               In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Company by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

               The Company further agrees that, as between the Company, on the one hand, and the Holders, on the other hand, (x) the maturity of any Obligations may be accelerated as provided in this Indenture for the purposes of the Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of any Obligations and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Note Guarantee.

               The Company also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 3.1.

SECTION 3.2 CONSIDERATION.

               The Company has received, or will receive, direct or indirect benefits from the making of the Note Guarantee.

SECTION 3.3 EXECUTION OF GUARANTEE.

               To evidence the Note Guarantee to the Holders set forth in this
Article III, the Company hereby agrees to execute the Note Guarantee in substantially the form attached hereto as EXHIBIT E, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. The Company hereby agrees that the Note Guarantee set forth in this Article III shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The Note Guarantee shall be signed on behalf of the Company by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee on behalf of the Company. Such signatures upon the Note Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Note Guarantee, and in case any such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such officer of the Company.

                                  ARTICLE IV.

                           SATISFACTION AND DISCHARGE

SECTION 4.1 SATISFACTION AND DISCHARGE OF INDENTURE.

               When:

                (1) the Issuer shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously canceled, or

                (2) the Issuer shall deposit with the Trustee, within one year before the Notes have become due and payable, whether at stated maturity or any other redemption date, or within one year of the Notes being scheduled for conversion or otherwise, cash or Common Shares, pursuant to Article XIV, sufficient to pay all of the outstanding Notes and all other sums payable by the Issuer under this Indenture, and if, in the case of either clause (1), or (2), the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to:

                (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

                (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Issuer shall reimburse the Trustee for all amounts due the Trustee under
        Section 5.8 and Section 6.7 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 4.2 DEPOSITED MONIES TO BE HELD IN TRUST.

               Subject to Section 4.3 hereof, all monies deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XIV hereof, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Interest, if any). All monies deposited with the Trustee pursuant to Section 4.1 hereof (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Issuer upon request of the Issuer.

SECTION 4.3 RETURN OF UNCLAIMED MONIES.

               Anything contained herein to the contrary notwithstanding, and subject to any applicable law, any money held by the Trustee in trust for the payment and discharge of the principal, interest (including Additional Interest, if any) or premium, if any, on any of the Notes which remains unclaimed for two years after the date when each payment of such principal, interest and premium has become payable shall be repaid within sixty days of such date by the Trustee to the Issuer as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Issuer for the payment of the principal, interest (including Additional Interest, if any) and premium, if any, on such Notes. The Issuer may cause, or, if requested by the Issuer, the Trustee shall cause notice of such payment to the Issuer to be mailed to each Holder of a Note entitled thereto prior to such payment. The Trustee shall not be liable to the Issuer or any Holder for interest on funds held by it for the payment and discharge of the principal, interest (including Additional Interest, if any) or premium, if any, on of any of the Notes to any Holder. The Issuer shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

                                   ARTICLE V.

                              DEFAULTS AND REMEDIES

SECTION 5.1 EVENTS OF DEFAULT.

               An "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) default in the payment of principal of (or premium, if any, on) any Note at its stated maturity, upon redemption or exercise of the Special Repurchase Right or a Holder Repurchase Right or otherwise;

               (b) default in the payment of interest or Additional Interest, if any, on any Note when due and payable and continuance of such default for a period of 30 days;

               (c) default in the performance or breach of any term, covenant or agreement of the Issuer or the Company in this Indenture or under the Notes and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Issuer or the Company by the Trustee or to the Issuer or the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer, the Company or any of the Company's Significant Subsidiaries, whether such indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged (a "Payment Default") or (ii) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

               (e) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer, the Company or any of the Company's Significant Subsidiaries in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any of the Company's Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Issuer, the Company or any of the Company's Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

               (f) the Issuer, the Company or any of the Company's Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any of the Company's Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer, the Company or any of the Company's Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or

               (g) failure by the Issuer or the Company to provide the notice required under this Indenture upon a Change of Control.

SECTION 5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

               (a) If an Event of Default with respect to outstanding Notes (other than an Event of Default with respect to the Issuer or the Company specified in Section 5.1(e) or 5.1(f) hereof) occurs and is continuing and has not been cured or waived in accordance with this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer or the Company specifying such Event of Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

               (b) If an Event of Default with respect to the Issuer or the Company specified in Section 5.1(e) or 5.1(f) hereof occurs, all unpaid principal and accrued and unpaid interest (including Additional Interest, if any) on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

               (c) The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or
(b) by the adoption of a resolution by Holders of a majority in aggregate principal amount of the outstanding Notes represented at a meeting of Holders at which a quorum (as prescribed in Section 9.4) is present, may rescind and annul an acceleration and its consequences if:

                      (1) all existing Events of Default, other than the nonpayment of principal of or interest (including Additional Interest, if any) on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

                      (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 5.1(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived, cured, rescinded or annulled their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or waiver, cure, rescission or annulment as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 5.3 OTHER REMEDIES.

               If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may, in its discretion, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.

               The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 5.4 WAIVER OF PAST DEFAULTS.

               The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 9.4) is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

                      (1) in the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note (provided, however, that subject to Section 5.7 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

                      (2) in respect of a covenant or provision hereof which, under Section 8.2 hereof, including Section 8.2(g), cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

               Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.5 CONTROL BY MAJORITY.

               The Holders of a majority in aggregate principal amount of the outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

                      (1) conflicts with any law or with this Indenture;

                      (2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

                      (3) may expose the Trustee to personal liability.

               The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.6 LIMITATION ON SUIT.

               No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

                      (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

                      (2) the Holder of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

                      (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

                      (4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

                      (5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder (including conversion rights) or to obtain preference or priority over another Holder.

SECTION 5.7 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.

               Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest (including Additional Interest, if any) on such Note on the stated maturity expressed in such Note, in the case of redemption, on the Redemption Date, and in the case of the exercise of a Repurchase Right, on the Repurchase Date, and to bring suit for the enforcement of any such payment on or after such respective dates, and such right shall not be impaired or affected without the consent of such Holder.

SECTION 5.8 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE TRUSTEE.

               Each of the Issuer and Company, jointly and severally, covenants that if:

                      (1) a default is made in the payment of any interest (including Additional Interest, if any) on any Note when such interest (including Additional Interest, if any) becomes due and payable and such default continues for a period of 30 days, or

                      (2) a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof, the Issuer and the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to
Section 5.2 hereof) on such Notes for principal and premium, if any, and interest (including Additional Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Additional Interest, if any), calculated using the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               If the Issuer and the Company fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and/or the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer and/or the Company, wherever situated.

               If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the Company or the property of the Issuer or the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Company for the payment of overdue principal or interest (including Additional Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                      (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Additional Interest, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

                      (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

               Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 5.10 RESTORATION OF RIGHTS AND REMEDIES.

               If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.11 RIGHTS AND REMEDIES CUMULATIVE.

               No right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.12 DELAY OR OMISSION NOT WAIVER.

               No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

SECTION 5.13 APPLICATION OF MONEY COLLECTED.

               Subject to Article XIII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:  To the payment of all amounts due the Trustee;

               SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Additional Interest, if any), respectively; and

               THIRD:  Any remaining amounts shall be repaid to the Issuer.

SECTION 5.14 UNDERTAKING FOR COSTS.

               All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note on or after the stated maturity expressed in such Note (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Note in accordance with Article XIV.

SECTION 5.15 WAIVER OF STAY OR EXTENSION LAWS.

               Each of the Issuer and the Company, jointly and severally, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Company (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VI.

                                  THE TRUSTEE

SECTION 6.1 DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (b) Except during the continuance of an Event of Default:

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

               (d) Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this
Section 6.1.

               (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.2 RIGHTS OF TRUSTEE.

               (a) Subject to Section 6.1, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Issuer, personally or by agent or attorney upon reasonable prior notice.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate of the Issuer and/or an Opinion of Counsel to the Issuer. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate of the Issuer or Opinion of Counsel to the Company.

               (c) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors of the Issuer shall be sufficiently evidenced by a Board Resolution of the Issuer.

               (d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel of the Issuer shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

               (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

               (g) Except with respect to Section 6.1, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article X hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 5.1(a) and 5.1(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article X (other than Sections
10.4 and 10.7) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates of the Issuer).

               (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and its directors, officers, employees and each agent, custodian and other Person employed to act hereunder.

               (j) The Trustee may request that the Issuer deliver an Officers' Certificate of the Issuer setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate of the Issuer, including any person specified as so authorized in any such certificate previously delivered and not superseded.

               (k) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers.

               (l) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

               (m) The Trustee shall have no duty to monitor or inquire as to the performance of the Issuer or Holders with respect to the Registration Rights Provisions. The Trustee shall not be deemed to have knowledge of a Registration Default unless a Responsible Officer shall have received written notification of such event.

SECTION 6.3 INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 6.10 and 6.11.

SECTION 6.4 TRUSTEE'S DISCLAIMER.

               The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Notes; it shall not be accountable for the Issuer's or the Company's use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 6.5 NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.

SECTION 6.6 REPORTS BY TRUSTEE TO HOLDERS.

               (a) Within 60 days after each June 15 beginning with June 15, 2004, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such June 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b) and Section 313(d).

               (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 6.7 COMPENSATION AND INDEMNITY.

               (a) The Issuer and the Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

               (b) The Issuer and the Company shall, jointly and severally, indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Issuer and the Company need not pay for any settlement made without its consent. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnification. The Issuer and the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

               (c) To secure the Issuer's and the Company's payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Notes.

               (d) The indemnity obligations of the Issuer and the Company with respect to the Trustee provided for in this Section 6.7 shall survive any resignation or removal of the Trustee.

               (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.8 REPLACEMENT OF TRUSTEE.

               (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.8.

               (b) The Trustee may resign by so notifying the Issuer in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee with the Issuer's consent. The Issuer may remove the Trustee if:

               (i) the Trustee fails to comply with Section 6.10;

               (ii) the Trustee is adjudged a bankrupt or an insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property; or

               (iv) the Trustee becomes incapable of acting.

               (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

               (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer's and the Company's expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (e) If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

SECTION 6.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 6.10 ELIGIBILITY; DISQUALIFICATION.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER AND THE COMPANY.

               The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VII.

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1 ISSUER OR COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

               The Issuer and the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of their property and assets (in one transaction or a series of related transactions) to any Person unless:

                      (1) either (A) the Issuer or the Company shall be the resulting, surviving or transferee Person (the "Successor Company"), or
        (B) the Successor Company (if other than the Issuer or the Company, as the case may be) (i) shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia or under the laws of Canada or any province thereof, and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer's or the Company's, as the case may be, obligations for the due and punctual payment of the principal of (and premium and Additional Interest, if any) and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Issuer or the Company, as the case may be, to be performed or observed and shall have provided for conversion rights in accordance with Section 14.11 hereof;

                      (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                      (3) the Issuer and the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 7.2 SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation of the Issuer or the Company with or merger of the Issuer or the Company with or into any other corporation or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer or the Company to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Issuer or the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Company under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Company, as the case may be, herein, and in the event of any such conveyance or transfer, the Issuer or the Company (which term shall for this purpose mean the Person named as the "Issuer" or the "Company," as the case may be, in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 7.1), except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Notes.

                                 ARTICLE VIII.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.1 WITHOUT CONSENT OF HOLDERS OF NOTES.

               Without the consent of any Holders of Notes, the Issuer and the Company, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

               (a) add to the covenants of the Issuer and the Company for the benefit of the Holders of Notes;

               (b) surrender any right or power herein conferred upon the Issuer or the Company;

               (c) make provision with respect to the conversion rights of Holders of Notes pursuant to Section 14.11 hereof;

               (d) provide for the assumption of the Issuer's and the Company's obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article VII hereof;

               (e) reduce the Conversion Price; provided, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders;

               (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (g) make any changes or modifications to this Indenture necessary in connection with the registration of any Notes and the Common Shares to be delivered upon conversion of any Notes under the Securities Act as contemplated in the Registration Rights Provisions, provided, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company, adversely affect the interests of the Holders in any material respect;

               (h) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Issuer, the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors of the Company, adversely affect the interests of the Holders in any material respect;

               (i) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Issuer, the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (i) does not adversely affect the interests of the Holders; or

               (j) comply with the procedures of the Depositary.

SECTION 8.2 WITH CONSENT OF HOLDERS OF NOTES.

               Except as provided below in this Section 8.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 9.4) is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes represented at such meeting.

               Without the written consent or the affirmative vote of each Holder so affected, an amendment, modification or waiver under this Section 8.2 may not:

               (a) change the maturity of the principal of, or any installment of interest (including Additional Interest, if any) on, any Note;

               (b) reduce the principal amount of, or premium, if any, or interest on (including Additional Interest or any payment of liquidated damages, if any) on any Note;

               (c) change the currency of payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Note;

               (d) impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

               (e) modify the obligations of the Issuer or the Company to maintain an office or agency in The City of New York pursuant to Section 10.2 hereof;

               (f) amend the Holder Repurchase Right after the occurrence of a Change of Control, the Special Repurchase Right, or the right to convert any
Note in a manner adverse to the Holders; provided, however, that the execution of a supplemental indenture solely to permit a Successor Company to assume the Issuer's or the Company's obligations under the Notes shall not be deemed to be adverse to the Holders;

               (g) modify the redemption payment provisions of this Indenture in a manner adverse to the Holders;

               (h) reduce the percentage of aggregate principal amount of Notes outstanding necessary to waive a default or amend or modify this Indenture, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

               (i) reduce the requirements of Section 9.4 hereof for quorum or voting, or reduce the percentage of aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

               It shall not be necessary for any Act of Holders of Notes under this Section 8.2 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3 COMPLIANCE WITH TRUST INDENTURE ACT.

               Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.4 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES.

               Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

               An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (i) of Section 8.2 hereof, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.

               The Issuer may, but shall not be obligated to, fix a special record date (a "Special Record Date") for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Special Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Special Record Date is fixed, then notwithstanding the proviso in the first paragraph of this section 8.4, those Persons who were Holders at such Special Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Special Record Date. No such consent shall be valid or effective for more than 90 days after such Special Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

SECTION 8.5 NOTATION ON OR EXCHANGE OF NOTES.

               If an amendment, supplement or waiver changes the terms of a
Note:

               (a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

               (b) if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.6 TRUSTEE TO SIGN AMENDMENT, ETC.

               The Trustee shall sign any amendment authorized pursuant to this
Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

                                  ARTICLE IX.

                           MEETING OF HOLDERS OF NOTES

SECTION 9.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

               A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

SECTION 9.2 CALL NOTICE AND PLACE OF MEETINGS.

               (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 9.1 hereof, to be held at such time and at such place in The City of New York as the Trustee may determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.2 hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

               (b) In case at any time the Issuer, pursuant to an Issuer Board Resolution, or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 9.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 9.3 PERSONS ENTITLED TO VOTE AT MEETINGS.

               To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

SECTION 9.4 QUORUM; ACTION.

               The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 9.2(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

               At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of outstanding Notes represented and voting at such meeting.

               Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

SECTION 9.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

               (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.3 hereof and the appointment of any proxy shall be proved in the manner specified in Section 9.3 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
Section 9.3 hereof or other proof.

               (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in
Section 9.2(b) hereof, in which case the Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

               (c) At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

               (d) Any meeting of Holders of Notes duly called pursuant to
Section 9.2 hereof at which a quorum (as prescribed in Section 9.4) is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 9.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

               The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 hereof and, if applicable, Section
9.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE X.

                                   COVENANTS

SECTION 10.1 PAYMENT OF NOTES.

               (a) The Issuer shall pay all amounts due with respect to the Notes on the dates and in the manner provided in this Indenture and the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Issuer is acting as Paying Agent, if the Issuer has segregated and holds in trust in accordance with Section 2.4) on that date money sufficient to pay the amount then due with respect to the Notes.

               (b) The Issuer shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes.

SECTION 10.2 MAINTENANCE OF OFFICE OR AGENCY.

               (a) The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (other than a change in the location of the office of the Trustee). If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               (c) The Issuer hereby designates the office of the Trustee at 4 New York Plaza, 1st Floor, New York, New York 10004, Attention: Institutional Trust Services, as an agency of the Issuer in accordance with Section 2.3.

SECTION 10.3 REPORTS.

               (a) The Issuer and the Company shall, upon request, provide to any Holder or beneficial owner of Securities or prospective purchaser of Notes that so requests the information required to be delivered pursuant to Rule 144A(d)(4) until such time as the Notes and the underlying Common Shares have been registered by the Issuer and the Company for resale under the Securities Act pursuant to the Registration Rights Provisions. In addition, the Issuer or the Company, as the case may be, will furnish such Rule 144A(d)(4) information if, at any time while the Notes or the Common Shares issuable upon conversion of the Notes are restricted securities within the meaning of the Securities Act, the Issuer or the Company, as the case may be, is not subject to the informational requirements of the Exchange Act.

               (b) The Issuer will comply with the provisions of TIA Section 314(a).

               (c) The Issuer and the Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, which the Issuer or the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or which the Issuer or the Company furnishes to its shareholders or stockholders. In the event the Issuer or the Company, as the case may be, is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer or the Company, as the case may be, shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, which the Issuer or the Company, as the case may be, furnishes to its shareholders or stockholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's and the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers' Certificate of the Issuer and the Company).

SECTION 10.4 COMPLIANCE CERTIFICATE.

               The Issuer and the Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2004) of the Issuer an Officers' Certificate of the Issuer and the Company stating whether or not the signers know of any Default or Event of Default by the Issuer or the Company in performing any of its obligations under this Indenture or the Notes. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

SECTION 10.5 STAY, EXTENSION AND USURY LAWS.

               The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 10.6 CORPORATE EXISTENCE.

               Subject to Article VII, the Issuer and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their respective subsidiaries in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and the Company, as the case may be, and their respective subsidiaries; provided, however, that the Issuer and the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of their respective Board of Directors (i) such preservation or existence is not material to the conduct of business of the Issuer and the Company, respectively and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

SECTION 10.7 NOTICE OF DEFAULT.

               In the event that any Default or Event of Default shall occur, the Issuer will give prompt written notice of such Default or Event of Default to the Trustee.

                                  ARTICLE XI.

                               ESCROW OF PROCEEDS

SECTION 11.1 ESCROW ACCOUNT.

               (a) The Issuer shall (i) establish an escrow account (the "Escrow Account") with J.P. Morgan Trust Company, National Association, as escrow agent (the "Escrow Agent"), and (ii) deposit with in the Escrow Account the net proceeds of the offering of the Notes plus an additional amount such that the total amount of the Escrow Account equals at least 100% of the principal amount of the Notes at maturity plus the amount that would accrue as interest thereon to, and including, January 5, 2004 (the "Escrowed Amounts").

               (b) The Issuer shall have entered into an escrow agreement dated as of the date hereof (the "Escrow Agreement"), pursuant to which, the Escrowed Amounts will be pledged to the Escrow Agent and the Escrow Agent will hold the Escrowed Amounts for the benefit of the Holders.

SECTION 11.2 ADDITIONAL DEPOSITS TO BE ADDED TO ESCROWED AMOUNTS.

               Before the Special Repurchase Date or Special Redemption Date, as the case may be, and in accordance with the provisions of the Escrow Agreement, the Issuer shall deposit with the Escrow Agent into the Escrow Account an amount equal to accrued and unpaid interest from January 6, 2004 to and including February 8, 2004 (in the case of a Special Repurchase) or to and including January 29, 2004 (in the case of a Special Redemption), as the case may be.

SECTION 11.3 RELEASE OF ESCROWED AMOUNTS.

               The Escrowed Amounts will be released, provided that the Issuer and the Company are not then, and after giving effect to such release would not then be, in default under the Indenture or any Senior Banking Facility or Vendor Financing Debt, as follows:

               (i) if the Acquisition is consummated (A) on or before January 5, 2004 and (B) prior to the delivery of a Special Redemption Notice pursuant to Section 12.5(a) hereof, then, concurrent with the consummation of the Acquisition, the Escrowed Amounts will be released to the Issuer and the Escrow Agreement will terminate;

               (ii) if a Special Redemption Notice with respect to less than all of the Notes is delivered in accordance with Section 12.5(a) hereof, the Escrowed Amounts will be distributed on the Special Redemption Date to the Trustee for the benefit of the Holders in an amount equal to the Special Redemption Price to be paid by the Trustee to each Holder in respect of the Notes that are subject to such Special Redemption, and any remaining Escrow Amounts shall remain in escrow and the Escrow Agreement shall remain in effect until the delivery of the Special Repurchase Price in accordance with clause (iv) below;

               (iii) if a Special Redemption Notice with respect to all of the Notes is delivered in accordance with Section 12.5(a) hereof, the Escrowed Amounts will be distributed on the Special Redemption Date to the Trustee for the benefit of the Holders in an amount equal to the Special Redemption Price to be paid by the Trustee to each Holder, and, any additional amounts shall be released to the Issuer and the Escrow Agreement will terminate; or

               (iv) if a Special Repurchase Notice is delivered in accordance with Section 13.2 hereof, the Escrowed Amounts will be distributed on the Special Repurchase Date to the Trustee for the benefit of the Holders participating in the Special Repurchase in an amount equal to the Special Repurchase Price to be paid by the Trustee to the Holders participating in the Special Repurchase, with any additional amounts to be released to the Issuer pursuant to the terms of the Escrow Agreement and the Escrow Agreement will terminate.

SECTION 11.4 NOTICE TO THE TRUSTEE REGARDING ACQUISITION

               Concurrently with the closing of the Acquisition, the Issuer shall give the Trustee written notice of such closing as required pursuant to
Section 4(a) of the Escrow Agreement.

                                  ARTICLE XII.

                               REDEMPTION OF NOTES

SECTION 12.1 SPECIAL REDEMPTION.

               (a) If the Merger Agreement is terminated or the Acquisition is not consummated on or before January 5, 2004, the Issuer may, at its option, redeem all or any portion of the Notes (the "Special Redemption"), upon notice as set forth in
Section 12.5(a), at a redemption price equal to 100% of the principal amount of the Notes plus any interest on the Notes accrued to, but excluding, the date of the Special Redemption (the "Special Redemption Price").

               (b) The Issuer shall direct the Escrow Agent to pay the Special Redemption Price to the Holders on the Special Redemption Date.

SECTION 12.2 OPTIONAL REDEMPTION.

               (a) Subject to Section 12.1 hereof, the Issuer shall not redeem the Notes at any time prior to December 15, 2006.

               (b) On or after December 15, 2006, the Issuer may, at its option, redeem the Notes in whole at any time or in part from time to time (an "Optional Redemption"), on any date prior to maturity, upon notice as set forth in Section 12.5(b) at 100% of the principal amount of such Notes (the "Optional Redemption Price"), provided, however, the Issuer may only redeem the Notes if the Closing Price of the Common Shares equals or exceeds 175% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period ending on the Trading Day prior to the date the notice of the redemption pursuant to this Section 12.2(b) is mailed pursuant to Section 12.5(b).

               (c) The Issuer shall pay any interest on the Notes called for redemption pursuant to this Section 12.2 (including those Notes which are converted into Common Shares after the date the notice of the redemption is mailed and prior to the Optional Redemption Date) accrued but not paid to, but excluding, the Optional Redemption Date. Such interest shall be paid to the Holder entitled to the Optional Redemption Price; provided that if the Optional Redemption Date is an Interest Payment Date, the Issuer shall pay the interest to the Holder of the Note at the close of business on the corresponding Regular Record Date.

SECTION 12.3 NOTICE TO TRUSTEE.

               (a) If the Issuer elects to redeem all or a portion of the Notes pursuant to the Special Redemption (such election evidenced by a Board Resolution of the Issuer), it shall notify the Trustee at least six Business Days prior to the Special Redemption Date but not later than December 30, 2003 (unless a shorter notice shall be satisfactory to the Trustee) of such intended Special Redemption Date; provided; that such notification to the Trustee may be revoked in writing by the Issuer in its sole discretion on or prior to four Business Days prior to the Special Redemption Date.

               (b) If the Issuer elects to redeem Notes pursuant to an Optional Redemption (such election to be evidenced by a resolution of the Issuer's board of directors), it shall notify the Trustee at least 60 days prior to the Optional Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of such intended Optional Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.

SECTION 12.4 SELECTION OF NOTES TO BE REDEEMED.

               If fewer than all the Notes are to be redeemed pursuant to a Special Redemption or an Optional Redemption, the Trustee shall select the particular Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof from outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Notes to be redeemed or any integral multiple thereof.

               If any Note selected for partial redemption pursuant to an Optional Redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes which have been converted during a selection of Notes to be redeemed pursuant to an Optional Redemption may be treated by the Trustee as outstanding for the purpose of such selection.

               The Trustee shall promptly notify the Issuer and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption pursuant to an Optional Redemption, the principal amount thereof to be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 12.5 NOTICE OF REDEMPTION.

               (a) Notice of the Special Redemption shall be given by the Issuer in the manner provided in Section 16.2 hereof to the Holders (the "Special Redemption Notice"). The Special Redemption Notice shall be given not less than three Business Days prior to the date determined by the Issuer for the Special Redemption (the "Special Redemption Date") but not later than January 6, 2004. The Special Redemption Notice shall state:

                      (1) the date selected by the Issuer for the closing of the Special Redemption, which shall be a date no later than January 30, 2004, (the "Special Redemption Date");

                      (2) the Special Redemption Price;

                      (3) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

                      (4) the place or places where such Notes are to be surrendered for payment of the Special Redemption Price; and

                      (5) the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.6 hereof.

               (b) Notice of an Optional Redemption shall be given in the manner provided in Section 16.2 hereof to the Holders of Notes to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to the Optional Redemption Date. All notices of an Optional Redemption shall state:

                      (1) the Optional Redemption Date;

                      (2) the Optional Redemption Price and interest accrued and unpaid to the Optional Redemption Date, if any;

                      (3) if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

                      (4) that on the Optional Redemption Date the Optional Redemption Price and, as provided in Section 12.2(c), interest accrued and unpaid to, but excluding, the Optional Redemption Date, and Additional Interest, if any, will become due and payable upon each such Note to be redeemed, and that interest thereon shall cease to accrue on and after such date;

                      (5) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

                      (6) the place or places where such Notes are to be surrendered for payment of the Optional Redemption Price and accrued and unpaid interest, if any;

                      (7) the CUSIP number of the Notes; and

                      (8) the last date on which exchanges or transfers of Notes may be made pursuant to Section 2.6 hereof, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

               (c) Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name of and at the expense of the Issuer.

SECTION 12.6 EFFECT OF NOTICES OF REDEMPTION.

               (a) Notice of the Special Redemption having been given as provided in Section 12.5(a), the Notes so to be redeemed shall, on the Special Redemption Date, become due and payable at the Special Redemption Price therein specified and from and after such date

(unless the Issuer shall default in the payment of the Special Redemption Price) such Notes shall cease to bear interest. Upon surrender of the Notes for the Special Redemption in accordance with the Special Redemption Notice, such Notes shall be paid from the Escrowed Amounts by the Escrow Agent at the Special Redemption Price.

               (b) Notice of redemption having been given as provided in Section
12.5 hereof, the Notes so to be redeemed shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price therein specified (and, as provided in Section 12.2(c), accrued interest and Additional Interest, if any, to, but excluding, the Optional Redemption Date) and from and after such date (unless the Issuer shall default in the payment of the Optional Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest; provided that the Issuer may specify in such notice conditions to the redemption of the Notes that must be met on or prior to the Optional Redemption Date, including the receipt of proceeds from concurrent equity or other financings, in which case the Optional Redemption Date shall not occur, and the Notes to be redeemed shall not be due and payable at the Optional Redemption Price, until such conditions are satisfied. The Issuer shall give, or instruct the Trustee to give, notice to the Holders of any failure to satisfy such conditions prior to the Optional Redemption Date. Upon surrender of any such Note for redemption in accordance with such notice (including the satisfaction of all applicable conditions), such Note shall be paid by the Issuer at the Optional Redemption Price (and, as provided, in Section 12.2(c), Additional Interest and accrued interest, if any, to but excluding the Optional Redemption Date); provided, however, that the installments of interest on Notes whose stated maturity is prior to or on the Optional Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.6 hereof.

               (c) If any Note called for redemption shall not be so paid when due upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Special Redemption Date or an Optional Redemption Date, as the case may be, at the interest rate set forth on the Note.

SECTION 12.7 DEPOSIT OF OPTIONAL REDEMPTION PRICE.

               Prior to or on any Optional Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the Optional Redemption Price of, and accrued and unpaid interest and Additional Interest, if any, on, all the Notes to be redeemed on that Optional Redemption Date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit.

               If any Note called for redemption is converted prior to the Optional Redemption Date, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the third paragraph of Section 2.1(c) hereof) be paid to the Issuer on Issuer Request or, if then held by the Issuer, shall be discharged from such trust.

SECTION 12.8 NOTES REDEEMED IN PART.

               Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Issuer designated for that purpose pursuant to Section 10.2 hereof (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                 ARTICLE XIII.

                               REPURCHASE OF NOTES

SECTION 13.1 SPECIAL REPURCHASE RIGHT.

               (a) If the Acquisition is not consummated on or before January 5, 2004, the Issuer shall, and the Company shall cause the Issuer, to offer to purchase all of the Notes (the "Special Repurchase Right") at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Special Repurchase Date (the "Special Repurchase Price") to the Holders that accept such offer (the "Special Repurchase").

               (b) To accept such offer pursuant to the Special Repurchase Right, Holders shall deliver on or before February 4, 2004, an irrevocable written notice to the Trustee of such Holder's acceptance of the offer pursuant to the Special Repurchase Right, together with the Notes with respect to which the Holder is accepting the offer pursuant to the Special Repurchase Right.

               (c) The Issuer shall comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any offer pursuant to the Special Repurchase Right.

               (d) The Issuer shall direct the Escrow Agent to pay the Special Repurchase Price to the Holders on the Special Repurchase Date.

SECTION 13.2 NOTICES; METHOD OF EXERCISING SPECIAL REPURCHASE RIGHT, ETC.

               (a) The Issuer, or, at the written request and expense of the Issuer and the Company, the Trustee, shall give to all Holders of Notes notice, in the manner provided in Section 16.2, of the Special Repurchase Right (the "Special Repurchase Notice") no later than January 6, 2004. The Issuer shall also deliver a copy of such notice of Special Repurchase Notice to the Trustee and the Escrow Agent. Each Special Repurchase Notice shall state:

                      (1) the Special Repurchase Date;

                      (2) that Holders must accept such offer and exercise the Special Repurchase Right on or before February 4, 2004;

                      (3) the Special Repurchase Price;

                      (4) a description of the procedure which a Holder must follow to exercise the Special Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Special Repurchase Right;

                      (5) that on the Special Repurchase Date, the Special Repurchase Price will become due and payable upon each such Holder's Notes, and that interest thereon shall cease to accrue on and after said date;

                      (6) the Conversion Price then in effect, the date on which the right to convert the principal Notes will terminate and that accrued and unpaid interest on the Notes is forfeited upon Conversion;

                      (7) that the offer to repurchase the Notes will terminate on the Special Repurchase Date and the place where such Notes may be surrendered for conversion; and

                      (8) the place or places where such Notes are to be delivered for payment of the Special Repurchase Price.

No failure of the Issuer to give the foregoing notices or defect therein shall affect any Holder's right to exercise the Special Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

               (b) To exercise the Special Repurchase Right, a Holder shall deliver to the Trustee on or before February 4, 2004:

                      (1) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of such Holder's Notes and a statement that an election to exercise the Special Repurchase Right is being made thereby; and

                      (2) the Notes held by such Holder.

Such written notice shall be irrevocable, except that the right of the Holder to convert such Holder's Notes shall continue until the close of business on the Business Day immediately preceding the Special Repurchase Date. The Issuer shall not pay accrued and unpaid interest on any Notes so converted except as provided in Section 14.2.

SECTION 13.3 HOLDER REPURCHASE RIGHT.

               In the event that a Change of Control shall occur, each Holder shall have the right (the "Holder Repurchase Right"), at the Holder's option to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the "Holder Repurchase Date") that is less than 45 days after the date of the Change of Control Notice at a purchase price equal to 100% of the principal amount of such Notes (the "Holder Repurchase Price") set forth below, plus interest accrued and unpaid to, but excluding, the Holder Repurchase Date.

               Notwithstanding the foregoing, installments of interest on Notes whose stated maturity is prior to or on the Holder Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.1 hereof.

SECTION 13.4 NOTICES; METHOD OF EXERCISING HOLDER REPURCHASE RIGHT, ETC.

               (a) Unless the Issuer shall have theretofore called for redemption all of the outstanding Notes, within 30 days after the Issuer becomes aware of the occurrence of a Change of Control, the Issuer, or, at the written request and expense of the Issuer within 30 days after the Issuer becomes aware of such occurrence, the Trustee, shall give to all Holders of Notes notice, in the manner provided in Section 16.2 hereof, of the occurrence of the Change of Control and of the Holder Repurchase Right set forth herein arising as a result thereof (the "Change of Control Notice"). The Issuer shall also deliver a copy of such notice of a Holder Repurchase Right to the Trustee. Each notice of a Holder Repurchase Right shall state:

                      (1) the Holder Repurchase Date;

                      (2) the date by which the Holder Repurchase Right must be exercised;

                      (3) the Holder Repurchase Price and accrued and unpaid interest, if any;

                      (4) a description of the procedure which a Holder must follow to exercise a Holder Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Holder Repurchase Price, accrued and unpaid interest and Additional Interest, if any;

                      (5) that on the Holder Repurchase Date the Holder Repurchase Price, accrued and unpaid interest and Additional Interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

                      (6) the Conversion Price then in effect, the date on which the right to convert the principal of the Notes will terminate and that accrued and unpaid interest on the Notes is forfeited upon conversion;

                      (7) the offer to repurchase the Notes will terminate on the Holder Repurchase Date and the place where such Notes may be surrendered for conversion, and

                      (8) the place or places where such Notes, together with the Option to Elect Repayment Upon a Change of Control certificate included in EXHIBIT A annexed hereto are to be delivered for payment of the Holder Repurchase Price and accrued and unpaid interest, if any.

               No failure of the Issuer to give the foregoing notices or defect therein shall affect any Holder's right to exercise a Holder Repurchase Right or affect the validity of the proceedings for the repurchase of Notes.

               If any of the foregoing provisions or other provisions of this
Article XIII are inconsistent with applicable law, such law shall govern.

               (b) To exercise a Holder Repurchase Right, a Holder shall deliver to the Trustee prior to or on the Business Day prior to the Holder Repurchase
Date:

                      (1) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the Holder Repurchase Right is being made thereby, and

                      (2) the Notes with respect to which the Holder Repurchase Right is being exercised.

               Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the Holder Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Holder Repurchase Date. The Issuer shall not pay accrued and unpaid interest on any Notes so converted except as provided in Section 14.2.

               (c) In the event a Holder Repurchase Right shall be exercised in accordance with the terms hereof, the Issuer shall pay or cause to be paid to the Trustee the Holder Repurchase Price in cash as provided above, for payment to the Holder on the Holder Repurchase Date, together with Additional Interest, if any, and accrued and unpaid interest to the Holder Repurchase Date payable in cash with respect to the Notes as to which the Holder Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Holder Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of
Section 2.1 hereof.

               (d) If any Note (or portion thereof) surrendered for repurchase shall not be paid on the Holder Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Holder Repurchase Date at the interest rate, and each Note shall remain convertible into Common Shares until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

               (e) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

               (f) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11 hereof.

                                  ARTICLE XIV.

                               CONVERSION OF NOTES

SECTION 14.1 CONVERSION RIGHT AND CONVERSION PRICE.

               Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any outstanding Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable Common Shares, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding December 15, 2010 unless the Notes or a portion thereof are called for redemption or are repurchased.

               In case a Note or portion thereof is called for repurchase or redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day immediately preceding the Special Repurchase Date, Holder Repurchase Date, the Special Redemption Date or an Optional Redemption Date, unless the Issuer defaults in making the payment due upon redemption. In the case of a Change of Control for which the Holder exercises its Holder Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Holder Repurchase Date.

               The rate at which Common Shares shall be delivered upon conversion (the "Conversion Rate") shall be initially equal to 185.0944 shares per $1,000 principal amount of Notes. The Conversion Price of the Notes (the "Conversion Price") shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent). The Conversion Price shall be adjusted in certain instances as provided in Section 14.4 hereof.

               Notwithstanding anything contained in this Article XIV, any conversion of the Notes held by a resident of Canada will be subject to the availability of a prospectus exemption under applicable Canadian securities laws until such time as a final receipt has been issued for a Canadian prospectus qualifying the distribution of the underlying Common Shares.

SECTION 14.2 EXERCISE OF CONVERSION RIGHT.

               To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Issuer or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached as Annex A to each Note (the "Conversion Notice") to the Issuer stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

               To the extent provided in Section 2.1, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Note whose maturity is prior to such Interest Payment
Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest and Additional Interest, if any, to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, as well as any taxes or duties payable pursuant to Section 14.8. To the extent provided in Section 2.1, Notes which have been called for redemption by the Issuer in a notice of redemption pursuant to Section 12.5, and are converted prior to redemption or repurchase, shall not require such concurrent payment to the Issuer upon surrender for conversion, if such Holder's conversion right would terminate because of the redemption or repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date and if converted during the time period set forth in this sentence, the Holders of such converted Notes shall be entitled to receive (and retain) any accrued interest on the principal of such surrendered Notes, and Additional Interest, if any.

               Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Issuer shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section
14.3 hereof.

               In the case of any Note which is converted in part only, upon such conversion the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

               If Common Shares to be issued upon conversion of a Restricted Security, or Notes to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a Conversion Notice, dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the Holder of Common Shares or Notes issued upon conversion of any Restricted Security not so accompanied by a properly completed certificate.

               The Issuer hereby initially appoints the Trustee as the Conversion Agent.

SECTION 14.3 FRACTIONS OF SHARES.

               No fractional Common Shares shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Shares which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Shares as of the Trading Day preceding the date of conversion.

SECTION 14.4 ADJUSTMENT OF CONVERSION PRICE.

               The Conversion Price shall be subject to adjustments, calculated by the Issuer, from time to time as follows:

               (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

               (i) the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined in Section 14.4(g)) fixed for such determination, and

               (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

               Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 14.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (b) In case the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 14.4(d)) to all holders of its outstanding Common Shares entitling them to subscribe for or purchase of Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 14.4(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

               (i) the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

               (ii) the denominator of which shall be the number of Common Shares outstanding on the close of business on the Record Date plus the total number of additional Common Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

               Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares (or securities convertible into Common Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares (or securities convertible into Common Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors of the Issuer.

               (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares of any class of Capital Shares of the Company (other than any dividends or distributions to which Section 14.4(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 14.4(c), (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 14.11 hereof applies and (3) any dividends or distributions paid exclusively in cash (the securities described in foregoing are hereinafter in this Section 14.4(d) called the "securities"), then, in each such case, subject to the second succeeding paragraph of this Section 14.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 14.4(g)) with respect to such distribution by a fraction:

               (i) the numerator of which shall be the Current Market Price (determined as provided in Section 14.4(g)) on such date less the fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer) on such date of the portion of the securities so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the Record Date), and

               (ii) the denominator of which shall be such Current Market Price.

               Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 14.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 14.4(g) to the extent possible, unless the Board of Directors of the Company in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

               Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase the Company's Capital Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"):

                      (1) are deemed to be transferred with such Common Shares;

                      (2) are not exercisable; and

                      (3) are also issued in respect of future issuances of Common Shares,

shall be deemed not to have been distributed for purposes of this Section 14.4(d) (and no adjustment to the Conversion Price under this Section 14.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 14.4(d):

                      (4) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Shares with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and

                      (5) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

               For purposes of this Section 14.4(d) and Sections 14.4(a), 14.4(b) and 14.4(c), any dividend or distribution to which this Section 14.4(d) is applicable that also includes Common Shares, a subdivision or combination of Common Shares to which Section 14.4(c) applies, or rights or warrants to subscribe for or purchase Common Shares to which Section 14.4(c) applies (or any combination thereof), shall be deemed instead to be:

                      (6) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Shares, such subdivision or combination or such rights or warrants to which Sections 14.4(a), 14.4(b) and 14.4(c) apply, respectively (and any Conversion Price reduction required by this Section 14.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

                      (7) a dividend or distribution of such Common Shares, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 14.4(a), 14.4(b) and 14.4(c) with respect to such dividend or distribution shall then be made), except:

                      (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 14.4(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 14.4(b), and (z) as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 14.4(c), and

                      (B) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 14.4(a) and any reduction or increase in the number of Common Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

               (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed upon a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 14.11 hereof applies or as part of a distribution referred to in Section 14.4(d) hereof), then and in each such case, immediately after the close of business on the Record Date of such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

               (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) such amount of cash and (y) the number of Common Shares outstanding on the Record Date, and

               (ii) the denominator of which shall be equal to the Current Market Price on such date.

               However, in the event that the then fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer) of the portion of the securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

               (f) In case a tender or exchange offer made by the Company or any of its subsidiaries to all holders of Common Shares for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer), as of the expiration of such tender or exchange offer that, combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offers, made by the Company or any of its subsidiaries to all holders of Common Shares for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this Section 14.4(f) has been made, exceeds 5% of the product of the Current Market Price (determined as provided in Section 14.4(g)) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Shares outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

               (i) the numerator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, and

               (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time.

               Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 14.4(f) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 14.4(f).

               (g) For purposes of this Section 14.4, the following terms shall have the meanings indicated:

                      (1) "Current Market Price" shall mean the average of the daily Closing Prices per Common Share for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                      (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 14.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                      (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 14.4(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                      (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors of the Issuer in a manner consistent with any determination of such value for purposes of Section 14.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution of the Issuer) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share as of the close of business on the day before such "ex" date.

               For purposes of any computation under Section 14.4(f), the Current Market Price of the Common Shares on any date shall be deemed to be the average of the daily Closing Prices per Common Share for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 14.4(a), (b),
(c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                      (A) with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                      (B) with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                      (C) with respect to any tender or exchange offer, means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

               Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 14.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this

Section 14.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Issuer.

                      (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                      (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

               (h) The Issuer may make such reductions in the Conversion Price, in addition to those required by Sections 14.4(a), (b), (c), (d), (e) or (f), as the Board of Directors of the Issuer considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               To the extent permitted by applicable law, the Issuer from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors of the Issuer determines in good faith that such reduction would be in the best interests of the Issuer, which determination shall be conclusive and set forth in a Board Resolution of the Issuer. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

               Not withstanding the foregoing, any action taken under the two immediately preceding paragraphs shall be subject to approval of the Toronto Stock Exchange (or other applicable regulatory approval).

               Adjustment to the Conversion Price is not necessary if Holders may participate in the transactions otherwise giving rise to an adjustment on a basis and with notice that the Board of Directors of the Issuer determines to be fair and appropriate. Such participation is subject to acceptance by Toronto Stock Exchange. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase securities of the Company applicable to one Common Share distributed to shareholders exceeds the average sale price per Common Share, or the average sale price per share of options on Common Shares so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Price, a Holder, upon conversion of a Note, will be entitled to receive (in addition to the Common Shares into which such Note is convertible) the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that such Holder would have received if such Holder had converted such Note immediately prior to the record date for determining the shareholders entitled to receive such distribution.

               (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 14.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIV shall be made by the Issuer and shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

               (j) In any case in which this Section 14.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Issuer may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to
Section 14.3 hereof.

               (k) For purposes of this Section 14.4, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

               (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Note is converted, (i) the Holder of the Note who converts such Note after the distribution date is entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Common Shares received upon such conversion and (ii) no adjustment shall be made to the Conversion Price pursuant to clause 14.4(b).

SECTION 14.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

               Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 14.4(h) for which the notice required by such paragraph has been provided), the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Issuer Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; provided that the Trustee shall have no duty or obligation to verify the accuracy of the adjusted Conversion Price. Promptly after delivery of such Issuer Officers' Certificate, the Issuer shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

SECTION 14.6 NOTICE PRIOR TO CERTAIN ACTIONS.

               In case at any time after the date hereof:

                      (1) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                      (2) the Company shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

                      (3) there shall occur any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

                      (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 10.2 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with
        Section 16.2 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                      (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                      (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

               Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 14.6.

SECTION 14.7 COMPANY TO RESERVE COMMON SHARES; INTERCOMPANY AGREEMENT.

               (a) The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Notes, the full number of fully paid and nonassessable Common Shares then issuable upon the conversion of all outstanding Notes.

               (b) The Issuer and the Company will have agreed to contribute the Common Shares issuable upon conversion of the Notes pursuant to this Article XIV to the Issuer by the date hereof.

SECTION 14.8 TAXES ON CONVERSIONS.

               Except as provided in the next sentence, the Issuer will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Shares on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Issuer the amount of any such tax or duty, or has established to the satisfaction of the Issuer that such tax or duty has been paid.

SECTION 14.9 COVENANT AS TO COMMON SHARES.

               The Issuer and the Company, jointly and severally, covenants that all Common Shares which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 14.8, the Issuer will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 14.10 CANCELLATION OF CONVERTED NOTES.

               All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

SECTION 14.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

               If any of following events occur, namely:

               (i) any reclassification or change of the outstanding Common Shares (including a compulsory share exchange but other than changes resulting from a subdivision or combination), as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares,

               (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares or

               (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares, the Issuer and the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which the Holder thereof would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 14.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trustee shall be entitled to rely on an Opinion of Counsel of the Issuer and the Company as to whether any such supplemental indenture is required to and does comply with the TIA. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIV. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Boards of Directors of the Issuer and the Company shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XIII hereof.

               The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

               The above provisions of this Section 14.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

               If this Section 14.11 applies to any event or occurrence, Section
14.4 hereof shall not apply.

SECTION 14.12 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

               The Trustee, subject to the provisions of Section 6.1 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 6.1 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1 hereof, nor any Conversion Agent shall be responsible for any failure of the Issuer or the Company to make any cash payment or to issue, transfer or deliver any shares or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Issuer or the Company to comply with any of the covenants of the Issuer or the Company contained in this Article XIV.

SECTION 14.13 LIMITATION ON CONVERSION RIGHT.

               Notwithstanding anything to the contrary in this Article, any Holder of a Note who (together with such Holder's affiliates) purchases more than $10 million in aggregate principal amount of Notes in the initial resale by the Initial Purchasers shall not have the right to convert any Note to the extent that, after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable conversion notice, would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon conversion of the Note with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer or the Company (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section 14.13, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Exchange Act. For purposes of this Section 14.13, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any subsequent notice by the Issuer, the Company or the Company's transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of the Holder, the Company shall promptly confirm in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Note, by the Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported. Neither the Trustee nor the Conversion Agent shall be responsible for monitoring compliance with this
Section 14.13 and, absent written direction from the Issuer or Company to the contrary, may assume that any Conversion Notice complies with this restriction.

                                  ARTICLE XV.

                             SUBORDINATION OF NOTES

SECTION 15.1      NOTES SUBORDINATED TO SENIOR DEBT.

        Notwithstanding any other provision of this Indenture, the Issuer, the Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XV and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes shall, to the extent set forth in this Article XV, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts that constitute Senior Debt, including, without limitation, the Issuer's obligations under the Senior Bank Facilities.

        The Notes will be on parity in the right of payment with the Issuer's other existing and future liabilities that are not otherwise subordinated in favor of the notes.

        The Notes will be senior in the right of payment to all other indebtedness of the Issuer that by its terms is expressly subordinate to the Notes.

SECTION 15.2 NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

               (a) No direct or indirect payment on account of the Notes or on account of the purchase or redemption or other acquisition of Notes by or on behalf of the Issuer shall be made if, at the time of such payment, there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Debt (including without limitation upon acceleration of the maturity thereof) when due (a "Senior Payment Default").

               (b) In addition, if any default (other than a Senior Payment Default) with respect to any Senior Debt permitting, or which with the giving of notice of lapse of time (or both) would permit, the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Non-monetary Default") has occurred and is continuing and the Issuer and the Trustee have received written notice thereof from the agent bank for any Credit Facility Debt or from an authorized person on behalf of Designated Senior Debt, then the Issuer may not make any payments on account of the Notes or on account of the purchase or redemption or other acquisition of Notes or on account of the purchase or redemption or other acquisition Notes for a period (a "Payment Blockage Period") commencing on the date the Issuer and the Trustee receive such written notice and ending on the earlier of (i) 179 days after such date or on the date on which the Trustee receives notice from the agent bank for the Credit Facility Debt or from any authorized person on behalf of any Designated Senior Debt, as applicable, rescinding such notice and (ii) the date, if any, on which the Senior Debt to which such default relates is discharged or such default is waived or otherwise cured provided that no other default then exists except, in each case, any acceleration of the Senior Debt.

               (c) Not more than one Payment Blockage Period pursuant to Section 15.2(b) or 15.2(c) may be commenced with respect to the Notes during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Debt, other than under the Credit Facility Debt, shall not bar the commencement of another Payment Blockage Period by the agent bank for the Credit Facility Debt within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of Section 15.2(b) or 15.2(c), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt or Credit Facility Debt initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Debt or Credit Facility Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 15.3 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

               (a) Upon any payment or distribution of assets or securities of the Issuer to creditors of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the Holders of Senior Debt will first be entitled to receive payment in full in cash or cash equivalents of principal of (and premium, if any) and interest on such Senior Debt (whether or not allowed in such proceeding) before the Holders are entitled to receive any payment of principal of (an premium, if any) or interest on the notes or on account of the purchase or redemption or other acquisition of the Notes by the Issuer or any of its subsidiaries. In the event that notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of the Issuer's assets of any kind or character (excluding shares of Issuer's common stock or securities provided for in a plan reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated) before all the Senior Debt is paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of our assets for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

               (b) To the extent any payment of Senior Debt of the Issuer (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt of the Issuer or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt of the Issuer is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt of the Issuer for all purposes of this Indenture as if such declaration, invalidity or setting aside had not occurred.

               (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 15.3(a) and before all obligations in respect of Senior Debt of the Issuer are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Issuer (pro rata to such holders on the basis of the respective amounts of Senior Debt of the Issuer held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt of the Issuer may have been issued, as their respective interests appear, for application to the payment of Senior Debt of the Issuer remaining unpaid until all such Senior Debt of the Issuer has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt of the Issuer.

               (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person upon the terms and conditions provided in Article VII hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 15.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article VII hereof.

SECTION 15.4 SUBROGATION.

               Upon the payment in full of all Senior Debt in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Debt until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article XV, and no payment pursuant to the provisions of this

Article XV to the holders of Senior Debt by Holders or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt. It is understood that the provisions of this Article XV are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 15.5 OBLIGATIONS OF THE ISSUER UNCONDITIONAL.

               (a) Nothing contained in this Article XV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of the Senior Debt.

               (b) Without limiting the generality of the foregoing, nothing contained in this Article XV will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their maturity or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Issuer under the Notes.

SECTION 15.6 NOTICE TO TRUSTEE.

               (a) The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article XV. The Trustee shall not be charged with knowledge of the existence of any Senior Payment Default or Senior Non-monetary Default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an Officer of the Issuer, or by a holder of Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to this Article XV, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 15.6 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 15.6 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article XV. The foregoing shall not apply if the paying agent is the Issuer. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

               (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 15.7 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

        Upon any payment or distribution of assets or securities referred to in this Article XV, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

SECTION 15.8 TRUSTEE'S RELATION TO SENIOR DEBT.

               (a) The Trustee and any paying agent shall be entitled to all the rights set forth in this Article XV with respect to any Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any paying agent of any of its rights as such holder.

               (b) With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 15.2(b), Section 15.3(a) and Section 15.3(c)).

SECTION 15.9 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE ISSUER OR HOLDERS OF SENIOR DEBT.

        No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article XV will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article XV are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 15.10 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE THE SUBORDINATION OF THE NOTES.

        Each Holder, by such Holder's acceptance of any Notes, authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XV, and appoints the Trustee such Holder's attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes, if any, in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 15.11 NOT TO PREVENT EVENTS OF DEFAULT.

        The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article XV will not be construed as preventing the occurrence of an Event of Default.

SECTION 15.12 TRUSTEE'S COMPENSATION NOT PREJUDICED.

        Nothing in this Article XV will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

SECTION 15.13 NO WAIVER OF SUBORDINATION PROVISIONS.

        Without in any way limiting the generality of Section 15.9, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this
Article XV or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 15.14 PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

        Nothing contained in this Article XV or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Section
15.2 or Section 15.3, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 15.2(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 15.6. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

                                  ARTICLE XVI.

                     OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 16.1 TRUST INDENTURE ACT CONTROLS.

               This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

SECTION 16.2 NOTICES.

               Any notice or communication to the Issuer and/or the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail or by overnight delivery service to the address set forth below:

               (a)    if to the Issuer and the Company:

                      Lions Gate Entertainment Corp.
                      Lions Gate Entertainment Inc.
                      4553 Glencoe Avenue, Suite 200
                      Marina del Rey, CA  90292
                      Attention:  Chief Financial Officer

               with a copy to:

                      O'Melveny & Myers LLP
                      1999 Avenue of the Stars, 7th Floor
                      Los Angeles, CA  90067-6035
                      Attention:  Allison Keller

               (b)    if to the Trustee:

                      J.P. Morgan Trust Company, National Association 560 Mission St., 13th Floor
                      San Francisco, CA 94105
                      Attention:  Corporate Trust Department

               The Issuer and the Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar or, if the Holder is the Depositary, sent by facsimile or overnight delivery services. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

               If the Issuer and the Company mail a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

SECTION 16.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

               Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 16.4 ACTS OF HOLDERS OF NOTES.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by:

                      (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

                      (2) the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article IX; or

                      (3) a combination of such instruments and any such record.

               Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Holders" of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Issuer and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section
9.6 hereof.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

               (c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

               (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 16.5 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Issuer and/or the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel of the Issuer and/or the Company, as the case may be, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel of the Issuer and/or the Company, as the case may be, with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Issuer and/or the Company stating that the information with respect to such factual matters is in the possession of the Issuer and/or the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               Upon any application or request by the Issuer and the Company to the Trustee to take any action under any provision of this Indenture, the Issuer and the Company shall furnish to the Trustee an Officers' Certificate of the Issuer and the Company stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel of the Issuer and the Company stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

SECTION 16.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                      (1) a statement that each individual signing such certificate or opinion on behalf of the Issuer or the Company has read such covenant or condition and the definitions herein relating thereto;

                      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                      (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 16.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

               The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16.8 SUCCESSORS AND ASSIGNS.

               All covenants and agreements in this Indenture by the Issuer and the Company shall bind their successors and assigns, whether so expressed or not.

SECTION 16.9 SEPARABILITY CLAUSE.

               In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 16.10 BENEFITS OF INDENTURE.

               Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 16.11 GOVERNING LAW.

               THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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
SECTION 16.12 COUNTERPARTS.

               This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

SECTION 16.13 LEGAL HOLIDAYS.

               In any case where any Interest Payment Date, Special Redemption Date, Optional Redemption Date, Special Repurchase Date, Holder Repurchase Date or stated maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including Additional Interest, if any) or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Special Redemption Date, Optional Redemption Date, Special Repurchase Date, Holder Repurchase Date or at the stated maturity, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Special Redemption Date, Optional Redemption Date, Special Repurchase Date, Holder Repurchase Date or stated maturity, as the case may be.

SECTION 16.14 RECOURSE AGAINST OTHERS.

               No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer, the Company or of any their respective successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                            LIONS GATE ENTERTAINMENT INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            LIONS GATE ENTERTAINMENT CORP.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            J.P. MORGAN TRUST COMPANY,
                                              NATIONAL ASSOCIATION

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A
                                  FORM OF NOTE
                                 [Face of Note]

                          LIONS GATE ENTERTAINMENT INC.

[Certificate No. _______]


   [INSERT RESTRICTIVE SECURITIES LEGEND AND GLOBAL NOTE LEGEND AS REQUIRED]


              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010
                             CUSIP NO. ____________


               LIONS GATE ENTERTAINMENT INC., a Delaware corporation (herein called the "ISSUER"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [dollar amount] ([$ AMOUNT]) on [DATE], 2010 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

               Interest Payment Dates: June 15 and December 15, with the first payment to be made on June 15, 2004.

               Record Dates: June 1 and December 1.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

               IN WITNESS WHEREOF, LIONS GATE ENTERTAINMENT INC. has caused this instrument to be duly signed.

                                            LIONS GATE ENTERTAINMENT INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


Dated:
      ------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                      This is one of the Notes referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By:
    ---------------------------------
         Authorized Signatory

Dated:
      ------------

                                [REVERSE OF NOTE]

                          LIONS GATE ENTERTAINMENT INC.

              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010


1. INTEREST. LIONS GATE ENTERTAINMENT INC., a Delaware corporation (the "ISSUER"), promises to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. The Issuer will pay interest semi-annually on June 15 and December 15 of each year, with the first payment to be made on June 15, 2004. Interest on the Notes will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from [Date]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The Holder of this Note is entitled to the benefits of Note Guarantee whereby Lions Gate Entertainment Corp., a British Columbia corporation and parent of the Issuer (the "COMPANY"), has fully and unconditionally guaranteed, as primary obligor and not merely as surety, to each Holder and the Trustee, the payment of principal and interest on this Note on an unsecured senior subordinated basis .

2.      MATURITY.  The Notes will mature on December 15, 2010.

3. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect the principal, Special Redemption Price, Special Repurchase Price, Optional Redemption Price or Holder Repurchase Price of the Notes. The Issuer will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Issuer will pay interest on the Notes by wire transfer of immediately available funds to the account specified by the Holder. With respect to Notes held other than in global form, the Issuer will make payments by: (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or
        (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, J.P. Morgan Trust Company, National Association, (the "TRUSTEE") will act as Paying Agent, Registrar and Conversion Agent. The Issuer may change any Paying Agent, Registrar or Conversion Agent without notice. The Issuer or any Affiliate of the Issuer may act as Paying Agent.

5. INDENTURE. The Issuer issued the Notes under an Indenture dated as of December 3, 2003 (the "INDENTURE") between the Issuer, the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Notes are general unsecured senior subordinated obligations of the Issuer limited to $50,000,000 aggregate principal amount ($60,000,000 if the Placement Agents (as defined in the Indenture) have elected to exercise their over-allotment option to place an additional $10,000,000 of the Notes), except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. SPECIAL REDEMPTION. If the Merger Agreement is terminated, or the Acquisition is not consummated on or before January 5, 2004, the Issuer may, at is option, redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of such redemption by giving notice on or before January 6, 2004. Before the date of such redemption, the Issuer shall deposit accrued and unpaid interest, if any, from January 6, 2004 to the date of such redemption and direct the Escrow Agent to pay the Special Redemption Price to the Holders of Notes to be redeemed. The redemption date shall be no later than January 30. 2004.

7. OPTIONAL REDEMPTION. The Notes shall be redeemable, in whole or from time to time in part, at the option of the Issuer on any date on or after December 15, 2006 (an "Optional Redemption Date"), at an Optional Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest on the principal amount to be redeemed to but excluding the Optional Redemption Date. Notice of any such redemption by the Issuer will be mailed at least 30 days but not more than 60 days before any Optional Redemption Date to each Holder of Notes to be redeemed at its registered address. If notice of such a redemption is provided and funds are deposited as required, interest will cease to accrue on and after the Optional Redemption Date on the Notes or portions of Notes called for such a redemption. In the event that any Optional Redemption Date is not a Business Day, the Issuer will pay the Optional Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part. The Trustee may select for redemption Notes and portions of the Notes of this series in amounts of whole multiples of $1,000. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount.

8. SPECIAL REPURCHASE. If the Acquisition is not consummated on or before January 5, 2004, the Issuer will be required to offer to repurchase all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of the special repurchase. Before the date of such repurchase, the Issuer shall deposit accrued and unpaid interest from January 6, 2004 to the date of such repurchase which shall be no later than February 9, 2004 and direct the Escrow Agent to pay the special repurchase price to the Holders of the notes that accept such offer. Holders would have until February 4, 2004 to accept such offer. To accept such offer, a Holder must deliver on or before February 4, 2004, an irrevocable written notice to the Trustee of such Holder's acceptance of such offer, together with the Notes with respect to which the Holder is accepting such offer.

9. REPURCHASE AT OPTION OF HOLDER. If a Change of Control shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is not more than 45 days after the date of the Change of Control Notice (subject to extension to comply with applicable law) for a Holder Repurchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest to the Holder Repurchase Date upon delivery of a Change of Control Notice containing the information set forth in the Indenture.

10. CONVERSION. A Holder may convert his or her Note into Common Shares of the Company at any time prior to the close of business on December 15, 2010, or, (x) if the Note is called for redemption by the Issuer, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such Special Redemption Date or Optional Redemption Date, as the case may be, or (y) if the Note is to be repurchased by the Issuer, the Holder may convert it at any time before the close of business on the business day immediately preceding such Special Repurchase Date or Holder Repurchase Date, as the case may be. The initial conversion rate is 185.0944 Common Shares per $1,000 principal amount of Notes, or an effective initial conversion price of approximately $5.40 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Issuer will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest on, or liquidated damages with respect to, the Notes will be made. If a Holder surrenders a Note for conversion between the record date for the payment of interest and the next interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Notes have been called for redemption or Special Redemption as described in the Indenture.

        To convert a Note, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note,
        (2) surrender the

        Note to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

        Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until after the second anniversary of the later of the issue date for the Notes and the last date on which the Issuer, the Company or any of their respective affiliates was the owner of such shares or the Note (or any predecessor notes) from which such shares were converted (or such shorter period of time).

11. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

12. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part, except the unredeemed portion of Notes to be redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of the Notes selected to be redeemed and in certain other circumstances provided in the Indenture.

13. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

14. MERGER OR CONSOLIDATION. The Issuer and the Company shall not consolidate with or merge into, or transfer or lease all or substantially all of their assets, whether in a single transaction or series of related transactions to any person unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such person assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer's and the Company's obligations under the Indenture and the Notes, including the conversion rights; (ii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; and (iii) the Issuer and the Company deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

15. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity or inconsistency, to comply with Sections 7.1 and 14.11 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Issuer in respect of the Notes, or to add to covenants of the Issuer or the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Issuer.

16. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a repurchase right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Issuer or the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain payment defaults or the acceleration of other indebtedness of the Issuer or its subsidiaries; certain events of bankruptcy or insolvency involving the Issuer, the Company or any of the Company's subsidiaries; and failure to provide notice upon a change of control. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 5.1(e) or (f) of the Indenture with respect to the Issuer or the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Issuer and the Company must furnish an annual compliance certificate to the Trustee.

17. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Provisions (as defined in the Indenture and attached thereto). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Provisions.

18. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

19. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20. AUTHENTICATION. This Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

        THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                      Lions Gate Entertainment Corp.
                      Lions Gate Entertainment Inc.
                      Marina del Rey, CA
                      Facsimile:
                      Attention:

[FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

--------------------------------------

--------------------------------------------------------------------------------
(please print or type name and address)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints


--------------------------------------------------------------------------------
Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.




Dated:
      -----------------------           ----------------------------------------
                                        NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the
                                        Securities Transfer Agents Medallion
                                        Program or in such other guarantee
                                        program acceptable to the Trustee.

Signature Guarantee:
                     -----------------------------------------------------------

               In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1)   ____     to the Issuer, the Company or any of their respective
               subsidiaries; or

(2)   ____     pursuant to and in compliance with Rule 144A under the Securities
               Act of 1933, as amended; or

(3)   ____     pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4)   ____     pursuant to an effective registration statement under the
               Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Issuer or the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

               [ ] The transferee is an Affiliate of the Issuer or the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for two years following the date of the transfer).

               Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3) or (4) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

               If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                 Signed:
       ----------------------------           ----------------------------------
                                             (Sign exactly as name appears on
                                             the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated:


Dated:
      -----------------           ----------------------------------------------
                                  NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Note into Common Shares of the Company, check the box: [ ]

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):
$
 ------------------
If you want the share certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)


------------------------------------------------------------------------------

Date:                               Signature(s):
     ------------------                          -------------------------------
                                                (Sign exactly as your name(s)
                                                appear(s) on the other side
                                                of this Note)


Signature(s) guaranteed by:
                           -----------------------------------------------------
               (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                   SCHEDULE A

            SCHEDULEOF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1).

               The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:



                          Amount of          Amount of      Principal amount     Signature or
                         decrease in        increase in      of this Global       authorized
                      Principal amount   Principal amount    Note following      signatory of
                       of this Global     of this Global      such decrease     Trustee or Note
  Date of Exchange          Note               Note           (or increase)        Custodian





--------
(1) This is included in Global Notes only.

                                   EXHIBIT B-1

                     RESTRICTIVE SECURITIES LEGEND FOR NOTES

               "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

               THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

               THIS NOTE, ANY COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.




                                     B-1-1

               THIS NOTE IS SUBJECT TO THE TERMS OF A SPECIAL REDEMPTION PURSUANT TO WHICH THE ISSUER MAY REDEEM THE NOTE AT ANY TIME PRIOR TO JANUARY 5, 2004 UPON THE OCCURRENCE OF CERTAIN EVENTS. THIS NOTE IS ALSO SUBJECT TO A SPECIAL REPURCHASE PURSUANT TO WHICH THE ISSUER MAY BE OBLIGATED TO OFFER TO REPURCHASE THIS NOTE UPON THE OCCURRENCE OF CERTAIN EVENTS. THE SPECIAL REDEMPTION AND THE SPECIAL REPURCHASE ARE MORE FULLY DESCRIBED IN THE OFFERING CIRCULAR DATED NOVEMBER 28, 2003, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST."




                                     B-1-2

                                   EXHIBIT B-2

                 RESTRICTIVE SECURITIES LEGEND FOR COMMON SHARES

               "THIS SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE COMMON SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER HEREOF IS HEREBY NOTIFIED THAT THE SELLER HEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

               THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE COMMON SHARES REPRESENTED HEREBY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITIES REPRESENTED HEREBY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

               THIS CERTIFICATE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE SECURITIES REPRESENTED HEREBY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED BY THE ACCEPTANCE HEREOF TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT."




                                     B-2-1

                                   EXHIBIT B-3

                               GLOBAL NOTE LEGEND

               "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTS (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."



                                      B-3-1

                                    EXHIBIT C

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

LIONS GATE ENTERTAINMENT INC.
LIONS GATE ENTERTAINMENT CORP.
4553 Glencoe Avenue, Suite 200
Marina del Rey, CA 90292

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION
560 Mission Street, 13th Floor
San Francisco, CA 94105


Attention:

   Re: LIONS GATE ENTERTAINMENT INC. (the "ISSUER") 4.875% Convertible Senior Subordinated Notes due 2010 (the "NOTES")

Ladies and Gentlemen:

        Please be advised that _____________ has transferred $___________ aggregate principal amount of the Notes or __ Common Shares, no par value per share, of the Issuer issuable on conversion of the Notes ("COMMON SHARES") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

               We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or Common Shares is named as a "SELLING SECURITY HOLDER" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Notes, or number of Common Shares transferred are [a portion of] the Notes or Common Shares listed in such Prospectus, as amended or supplemented, opposite such owner's name.


                                            Very truly yours,



                                            -------------------------
                                                    (Name)

                                    EXHIBIT D

                  FORM OF OPINION OF COUNSEL IN CONNECTION WITH

                           REGISTRATION OF SECURITIES
[Name]
[Address]




   Re: LIONS GATE ENTERTAINMENT INC. (the "ISSUER") 4.875% Convertible Senior Subordinated Notes due 2010 (the "NOTES")

Ladies and Gentlemen:


               Reference is made to the Notes issued pursuant to a certain indenture dated as of December 3, 2003 by and between the Issuer, the Company and J.P. Morgan Trust Company, National Association, as trustee (the "TRUSTEE"). The Company issued $50,000,000 principal amount of Notes on December 3, 2003 (and an additional $10,000,000 on [________], if the placement agent's over-allotment option is exercised) in transactions exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Issuer and the Company have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-____) (the "REGISTRATION STATEMENT") relating to the registration under the Securities Act of $______________ principal amount of the Notes and the Common Shares of the Company (the "SHARES") issuable upon conversion of the Notes being registered. The Registration Statement was declared effective by order of the SEC dated [_____________].

               We have acted as counsel for the Issuer and the Company in connection with the issuance of the Notes and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

               Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Notes covered by the Registration Statement and the Common Shares issuable upon conversion of such Notes are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Notes and Common Shares issuable upon conversion of the Notes will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

                                    EXHIBIT E

                             FORM OF NOTE GUARANTEE

               For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article III of the Indenture, the subordination provisions of Article XV of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article XV of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 3, 2003, among Lions Gate Entertainment Inc., a Delaware corporation, as issuer (the "Company"), Lions Gate Entertainment Corp, a British Columbia corporation, as guarantor (the "Guarantor") and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

               THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

               This Guarantee is subject to release upon the terms set forth in the Indenture.

Date: December 3, 2003


                                            LIONS GATE ENTERTAINMENT CORP.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT F

                         REGISTRATION RIGHTS PROVISIONS

               Lions Gate Entertainment Inc. a Delaware corporation (the "Issuer"), proposes to issue and sell to qualified institutional buyers (the "Initial Purchasers"), upon the terms set forth in the subscription agreements among the Issuer, the Company and each of the Initial Purchasers (collectively, the "Subscription Agreements"), $50,000,000 aggregate principal amount of the Issuer's 4.875% Convertible Senior Subordinated Notes due 2010 (the "Notes") (plus up to an additional $10,000,000 aggregate principal amount of Notes issuable upon exercise of an option to place additional notes granted to the Issuer's placement agents for the Notes). Lions Gate Entertainment Corp., a British Columbia corporation (the "Company"), proposes to contribute to the Issuer the number of Common Shares of the Company required to satisfy the conversion rights under the Notes. The Notes will be issued pursuant to an Indenture, dated as of December 3, 2003 (the "Indenture"), among the Issuer, the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Subscription Agreements, each of the Company and the Issuer agrees with each of the Initial Purchasers, for the benefit of the Initial Purchasers and the Holders (as defined below), to the following registration rights provisions (the "Registration Rights Provisions"):

               1. Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of these Registration Rights Provisions, applicable to both the singular and plural forms of any of the terms herein defined.

               "Additional Interest Accrual Period" has the meaning set forth in
Section 3 hereof.

               "Additional Interest Amount" has the meaning set forth in Section 3 hereof.

               "Additional Interest Payment Date" means each June 15 and December 15.

               "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

               "Amendment Effectiveness Deadline Date" has the meaning set forth in Section 2(d)(i) hereof.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Toronto or The City of New York are authorized or obligated by law or executive order to close.

               "Closing Date" means the original issuance date of the Notes pursuant to the Indenture.

               "Commission" means the Securities and Exchange Commission.

               "Common Shares" means the common shares, no par value, of the Company, and any other common shares as may constitute "Common Shares" for the purposes of the Indenture, including the Underlying Common Shares.

               "Company" means Lions Gate Entertainment Corp., a British Columbia corporation.

               "Conversion Price" has the meaning assigned such term in the Indenture.

               "Deferral Notice" has the meaning set forth in Section 4(h)(ii) hereof.

               "Deferral Period" has the meaning set forth in Section 4(h)(ii) hereof.

               "Effectiveness Deadline Date" has the meaning set forth in
Section 2(a) hereof.

               "Effectiveness Period" means the period commencing on the date the Initial Registration Statement is declared effective and ending on the date that (A) is the earliest to occur of:

                      (i) the date when all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act, or any similar provision then in force, but not Rule 144A;

                      (ii) the expiration of the holding period under Rule 144(k) under the Securities Act applicable to Holders that are not Affiliates of the Company or the Issuer;

                      (iii) the date when all of the Registrable Securities have ceased to be outstanding (whether as a result of the repurchase and cancellation, conversion or otherwise); and

                      (iv) December 3, 2005; and

(B) as a result of the event or circumstance described in any of the foregoing clauses (i) or (ii), the legend with respect to transfer restrictions required under the Indenture is removed or removable from all the Registrable Securities in accordance with the terms of the Indenture or such legend, as the case may be.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

               "Holder" means a Person who owns, beneficially or otherwise, Registrable Securities.

               "Holders' Information" has the meaning set forth in Section 7(a) hereof.

               "Indenture" has the meaning set forth in the preamble hereof.

               "Initial Purchasers" has the meaning set forth in the preamble hereof.

               "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

               "Inspector" has the meaning set forth in Section 4(o) hereof.

               "Issuer" means Lions Gate Entertainment Inc., a Delaware corporation.

               "Material Event" has the meaning set forth in Section 4(h) hereof.

               "Notes" means the 4.875% Convertible Senior Subordinated Notes due 2010 of the Issuer to be purchased pursuant to the Subscription Agreements and the Indenture.

               "Notice and Questionnaire" means a written notice delivered to the Company and the Issuer containing substantially the information called for by the Notice of Registration Statement and Selling Securityholder Questionnaire attached as Annex A to the Offering Circular, as such notice may be amended by the Company and the Issuer upon the advice of counsel experienced in such matters, to the extent reasonably necessary to ensure compliance with applicable law.

               "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company and the Issuer on or prior to such date.

               "Offering Circular" means that certain confidential offering circular of the Issuer, dated November 28, 2003, related to the Notes, and any amendments or supplements thereto.

               "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

               "Record Holder" means with respect to any Additional Interest Payment Date relating to any Notes or Underlying Common Shares as to which any Additional Interest Amount has accrued, the registered holder of such Note or Underlying Common Shares on the May 15 immediately preceding an Additional Interest Payment Date occurring on a May 31, and on the November 15 immediately preceding an Additional Interest Payment Date occurring on a November 30.

               "Registrable Securities" means the Notes until such Notes have been converted into the Underlying Common Shares and, at all times subsequent to any such conversion, the Underlying Common Shares and any securities into or for which such Underlying Common Shares have been converted or exchanged, and any security issued with respect thereto upon any share dividend, split or similar event, until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto for non-Affiliates of the Company and the Issuer, as the case may be, under Rule 144(k), (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (iv) December 3, 2005.

               "Registration Default" has the meaning set forth in Section 3 hereof.

               "Registration Rights Provisions" means this Annex A to the Indenture.

               "Registration Statement" means any registration statement of the Issuer under the Securities Act that covers any of the Notes and/or any registration statement of the Company under the Securities Act that covers any of the Underlying Common Shares, pursuant to the provisions of the Indenture; including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

               "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

               "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

               "Shelf Registration Statement" has the meaning set forth in
Section 2(a) hereof.

               "Special Counsel" means one counsel as shall be specified by the Holders of a majority of the Registrable Securities, but which may, with the written consent of the Holders of a majority of the Registrable Securities (which shall not be unreasonably withheld, delayed or conditioned), be another law firm experienced in securities law matters designated by the Company and the Issuer. For purposes of determining the holders of a majority of the Registrable Securities in this definition, Holders of Notes shall be deemed to be the Holders of the number of Underlying Common Shares into which such Notes are or would be convertible as of the date the consent is requested.

               "Subscription Agreements" has the meaning set forth in the preamble hereof.

               "Subsequent Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

               "Trustee" means J.P. Morgan Trust Company, National Association, the trustee under the Indenture.

               "Underlying Common Shares" means the Common Shares into which the Notes are convertible or that are issued upon any such conversion.

               2. Shelf Registration.

               (a) The Company and the Issuer shall as soon as practicable (but in no event more than 90 days after the Closing Date (such 90th day being the "Filing Deadline Date") file with the Commission, and thereafter use their respective commercially reasonable efforts to cause to be declared effective no later than 180 days after the Closing Date (such 180th day being the "Effectiveness Deadline Date"), a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or, if unavailable, another appropriate form permitting registration of such Registrable Securities for resale by the Holders in accordance with the methods of distribution reasonably requested by the Holders and set forth in the Initial Shelf Registration Statement. The Company and the Issuer shall use their respective commercially reasonable efforts to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date five (5) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Except for ENT Holding Corporation's right to include up to 2,500,000 Common Shares pursuant to a registration rights agreement dated May 13, 2003, between the Company and ENT Holding Corporation, neither the Company's nor the Issuer's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's or the Issuer's securities in the Shelf Registration Statement unless otherwise agreed to by SG Cowen Securities Corporation as the Placement Agents' representative.

               (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company and the Issuer shall use their respective commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof including, if reasonably necessary, by amending the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company and the Issuer shall use their respective commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

               (c) The Company and the Issuer shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Issuer for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Notice Holder as a selling securityholder pursuant to Section (d) below.

               (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and with
Section 4(h) hereof. Each Holder who elects to sell Registrable Securities pursuant to a Shelf Registration Statement agrees to complete and deliver a Notice and Questionnaire to the Company and the Issuer and that it will be bound by the terms and conditions of the Notice and Questionnaire and these Registration Rights Provisions. From and after the date the Initial Shelf Registration Statement is declared effective, the Company and the Issuer shall, upon the later of (x) ten (10) Business Days after the date a properly completed and executed Notice and Questionnaire is delivered pursuant to Section 10(b) hereof and any information reasonably requested by the Company or the Issuer in addition to the Notice and Questionnaire has been received or (y) ten (10) Business Days after the expiration of any Deferral Period in effect when such Notice and Questionnaire is delivered or put into effect within ten (10) Business Days of such delivery date:

                      (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Issuer shall file a post-effective amendment to the Shelf Registration Statement, shall use their respective commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable, but in no event more than 45 days after the date such post-effective amendment is required by this clause to be filed (the "Amendment Effectiveness Deadline Date");

                      (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i) hereof; and

                      (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof;

provided, however, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company or the Issuer shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses
(i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 4(h) hereof. Notwithstanding anything contained herein to the contrary, (i) the Company and the Issuer shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company and the Issuer shall incur no obligation to pay any Additional Interest Amount during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date; provided, further, that the Company and the Issuer will not be obligated to file more than one such post-effective amendment to the Registration Statement or supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document in any 20-day period following the date the Shelf Registration Statement is declared effective for the purpose of naming Holders as selling securityholders who were not named in the Shelf Registration Statement at the times of its effectiveness.

               3. Additional Interest. The Company and the Issuer agree that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if, other than as permitted hereunder,

               (a) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date,

               (b) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or

               (c) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to
Section 4(h) hereof.

               Each event described in any of the foregoing clauses (a) through
(c) is individually referred to herein as a "Registration Default." For purposes of these Registration Rights Provisions, each Registration Default set forth above shall begin on the dates set forth in the table below and shall end on the ending dates set forth in the table below:

    Type of
 Registration
  Default by
    Clause                Beginning Date                          Ending Date
 -------------            --------------                          -----------
      (a)        Filing Deadline Date                   the date the Initial Shelf
                                                        Registration Statement is filed

      (b)        Effectiveness Deadline Date            the date the Initial Shelf
                                                        Registration Statement
                                                        becomes effective under
                                                        the Securities Act.

      (c)        the date on which the aggregate        termination of the Deferral Period
                 duration of Deferral Periods in any    that caused the limit on the
                 period exceeds the number of days      aggregate duration of Deferral
                 permitted by Section 4(h)              Periods to be exceeded

Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (an "Additional Interest Accrual Period"), the Company and the Issuer, jointly and severally, shall pay, as additional interest over and above the interest set forth in title of the Notes and not as a penalty, to Record Holders of Registrable Securities an amount (the "Additional Interest Amount") accruing, (1) for each day to and including the 90th day in the Additional Interest Accrual Period, (i) in respect of any Note, at a rate per annum equal to 0.25%% of the aggregate principal amount of such Note and (ii) in respect of each outstanding Underlying Common Share that is a Registrable Security at a rate per annum equal to 0.25% on the Conversion Price on such date, as the case may be, and (2) for each day from and after the 91st day in the Additional Interest Accrual Period, (i) in respect of any Note, at a rate per annum equal to 0.50% of the aggregate principal amount of such Note and
(ii) in respect of each outstanding Underlying Common Share that is a Registrable Security at a rate per annum equal to 0.50% on the Conversion Price on such date, as the case may be; provided, however, that in the case of an Additional Interest Accrual Period that is in effect solely as a result of a Registration Default of the type described in clause (c) of the preceding paragraph, such Additional Interest Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notices and Questionnaires that caused the Company or the Issuer, as the case may be, to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Registration Default. Notwithstanding the foregoing, no Additional Interest Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Additional Interest Amount with respect to any period shall not exceed 0.50%, per annum notwithstanding the occurrence of multiple concurrent Registration Defaults.

               The Additional Interest Amount shall accrue from the first day of the applicable Additional Interest Accrual Period, and shall be payable on each Additional Interest Payment Date during the Additional Interest Accrual Period (and, without duplication, on the Additional Interest Payment Date next succeeding the end of the Additional Interest Accrual Period if the Additional Interest Accrual Period does not end on an Additional Interest Payment Date) to the Record Holders of the Registrable Securities entitled thereto; provided, however, that any Additional Interest Amount accrued with respect to any Note or portion thereof redeemed or repurchased by the Issuer on a redemption date or repurchase date prior to the Additional Interest Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or repurchase or conversion on the applicable redemption date or repurchase date, as the case may be, on such date; provided, further, that, in the case of a Registration Default of the type described in clause (c) of the first paragraph of this Section 3, such Additional Interest Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of registered holders of Notes or Underlying Common Shares, to seek any available remedy for the enforcement of the registration rights set forth in the Indenture, including for the payment of such Additional Interest Amount. Notwithstanding the foregoing, the Company, the Issuer and the Initial Purchasers agree that the sole damages payable for a violation of the terms of the registration rights set forth in the Indenture with respect to which an Additional Interest Amount is expressly provided shall be such Additional Interest Amount. Nothing shall preclude any Holder from pursuing or obtaining specific performance or other equitable relief with respect to the registration rights granted under the Indenture.

               All of the Company's and the Issuer's, as the case may be, obligations set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of the registration rights granted under the Indenture as provided in Section 10(m)).

               The parties hereto agree that the Additional Interest Amount provided for in this Section 3 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

               4. Registration Procedures. In connection with the registration obligations of the Company and the Issuer under Section 2 hereof, during the Effectiveness Period, the Company and the Issuer shall:

               (a) Prepare and file with the Commission a Registration Statement or Registration Statements on Form S-3, or, if unavailable, on another appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the reasonably requested method or methods of distribution thereof, and use their respective commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, the Company and the Issuer shall furnish to the Holders and the Special Counsel of such offering, if any, copies of all such documents proposed to be filed at least two (2) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto. The Company and the Issuer shall use their respective commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders and the Special Counsel may propose.

               (b) Subject to Section 4(h) hereof, prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use their respective commercially reasonable efforts to comply with the provisions of the Securities Act applicable to each of them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

               (c) As promptly as practicable, give notice to the Notice Holders and the Special Counsel, (i) when any Prospectus, Registration Statement or post-effective amendment to a Registration Statement (other than a post-effective amendment filed solely to amend the disclosure in such Registration Statement regarding any named or unnamed selling securityholders) has been filed with the Commission and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the Commission or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company or the Issuer, as the case may be, of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the occurrence of, but not the nature of or details concerning, a Material Event.

               (d) Use their respective commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Notice Holder of the withdrawal of any such order.

               (e) As promptly as practicable furnish to each Notice Holder and the Special Counsel, upon request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and if requested, all documents incorporated or deemed to be incorporated therein by reference.

               (f) During the Effectiveness Period, deliver to each Notice Holder, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company and the Issuer hereby consent (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

               (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use their respective commercially reasonable efforts to register or qualify or cooperate with the Notice Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use their respective commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts reasonably necessary to legally permit the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, however, that neither the Company nor the Issuer will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for the registration rights granted under the Indenture or (ii) take any action that would subject either of them to general service of process in suits or to taxation in any such jurisdiction where they are not then so subject.

               (h) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (each a "Material Event") or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company and the Issuer makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus:

               (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their respective commercially reasonable efforts to cause it to be declared effective as promptly as is practicable; and

               (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company and the Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

               The Company and the Issuer will use their respective commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company and the Issuer, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or the Issuer and (z) in the case of clause (C) above, as soon as in the reasonable discretion of the Company and the Issuer such suspension is no longer appropriate. The Company and the Issuer shall be entitled to exercise their right under this Section 4(h) to suspend the availability of the Shelf Registration Statement or any Prospectus for a reasonable period of time, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay any Additional Interest Amount pursuant to Section 3, not to exceed an aggregate of thirty (30) days in any three-month period or an aggregate of ninety (90) days in any twelve-month period.

               (i) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a twelve-month period commencing on the first day of the first fiscal quarter of the Company or the Issuer, as the case may be, commencing after the effective date of a Registration Statement, which statements shall be made available no later than forty-five (45) days after the end of the twelve-month period or ninety (90) days if the twelve-month period coincides with the fiscal year of the Company or the Issuer, as the case may be.

               (j) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends (unless required by applicable law), and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

               (k) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

               (l) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc., the American Stock Exchange or the Toronto Stock Exchange or any other stock exchange on which the Company's or the Issuer's securities are publicly traded.

               (m) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to PRNewswire.

               (n) In connection with any Shelf Registration Statement, the Company and the Issuer shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority of the Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of the Registrable Securities pursuant to such Shelf Registration Statement.

               (o) In connection with any Shelf Registration Statement, the Company and the Issuer shall (i) make reasonably available for inspection during normal business hours by a representative of, and Special Counsel acting for, Holders of a majority of the Registrable Securities being sold and any underwriter participating in any disposition of the Registrable

Securities pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company or the Issuer, as the case may be, and its subsidiaries and (ii) use their respective commercially reasonable efforts to have their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Shelf Registration Statement; provided, however, that the Inspector shall first agree in writing with the Company and the Issuer that any information that is reasonably and in good faith designated by the Company and the Issuer in writing as confidential at the time of delivery of such information shall be kept confidential by the Inspector and shall be used solely for the purposes of exercising rights under these Registration Rights Provisions, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; provided, however, that the Inspector shall as promptly as reasonably practicable, provide written notice to the Company and the Issuer of any request by any such regulatory authority for any such confidential information of the Company or the Issuer in order to allow the Company and the Issuer a reasonable amount of time to seek an appropriate protective order to prevent the disclosure of such information, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Shelf Registration Statement or the use of any Prospectus referred to in these Registration Rights Provisions) or is necessary to defend a claim brought against any such persons (e.g., to establish a "due diligence" defense), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company or the Issuer and such source is not bound by a confidentiality agreement or otherwise obligated to keep such information confidential.

               (p) In connection with any Shelf Registration Statement, the Company and the Issuer shall, if requested by Holders of a majority of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use their respective commercially reasonable efforts to cause (i) their counsel to deliver an opinion relating to the Shelf Registration Statement and the Registrable Securities in customary form, (ii) their officers to execute and deliver all customary documents and certificates requested by Holders of a majority of the Registrable Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) their independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72. For purposes of determining the holders of a majority of the Registrable Securities in this paragraph (p) and in paragraphs (n) and (o) above, Holders of Notes shall be deemed to be the Holders of the number of Underlying Common Shares into which such Notes are or would be convertible as of the relevant date.

               5. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company and the Issuer with a properly completed and executed Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company and the Issuer all information required to be disclosed in order to make the information previously furnished to the Company and the Issuer by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company or the Issuer may from time to time reasonably request.

               6. Registration Expenses. The Company and the Issuer, jointly and severally, will bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 4 hereof and the Company and the Issuer, jointly and severally, will reimburse the Holders for the reasonable fees and disbursements, as and when incurred, of the Special Counsel acting for the Holders in connection with the Notes and the securities to be sold pursuant to each Registration Statement.

               7. Indemnification.

               (a) Indemnification of Holders. The Company and the Issuer, jointly and severally, shall indemnify and hold harmless each Holder (including the Initial Purchasers) and each person, if any, who controls such Holder within the meaning of the Securities Act (collectively referred to for the purposes of this Section 7 as a Holder) against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Securities), to which that Holder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Registration Statement or any Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by that Holder in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased Notes, if (i) a copy of the preliminary prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Notes to such person, (ii) a copy of the final prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Holder and (iii) the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and provided, further, that the Company and the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or Registration Statement or any such amendment or supplement in reliance upon and in conformity with any information included therein in reliance upon or in conformity with written information furnished to the Company or the Issuer by or on behalf of any Holder specifically for use therein (the "Holders' Information").

               (b) Indemnification of the Company and the Issuer and their Respective Directors and Officers. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and the Issuer and their respective directors, and each person, if any, who controls the Company or the Issuer within the meaning of the Securities Act (collectively referred to for the purposes of this Section 7 as the Company or the Issuer), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Issuer may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or Registration Statement or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company or the Issuer by or on behalf of that Holder specifically for use therein, and shall reimburse the Company and the Issuer for any legal or other expenses reasonably incurred by the Company and the Issuer in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

               (c) Actions; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Holders of a majority in aggregate principal amount of the Registrable Securities, if the indemnified parties under this Section 7 consist of any Holder or any of its respective officers, employees or controlling persons, or by the Company or the Issuer, if the indemnified parties under this Section 7 consist of the Company or the Issuer, or any of their directors, officers, employees or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in
Section 7(a) and Section 7(b), shall use its commercially reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d) Contribution. If the indemnification provided for in this
Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Issuer, on the one hand, and a Holder with respect to the sale by such Holder, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer, on the one hand, and such Holder, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer, on the one hand, and a Holder, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the Company and the Issuer as set forth on the cover of the Offering Circular bear to the total proceeds received by such Holder with respect to its sale of Registrable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer, on the one hand, or to any Holders' Information supplied by such Holder, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Issuer and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder to any purchaser exceeds the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Any Holder's obligations to contribute as provided in this
Section 7(d) are several and not joint.

               The obligations of the Company, the Issuer and the Holders in this Section 7 are in addition to any other liability which the Company, the Issuer or the Holders, as the case may be, may otherwise have.

               8. Rules 144 and 144A. The Company and the Issuer shall use their respective commercially reasonable efforts to file the reports required to be filed by each of them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company or the Issuer is not required to file such reports, such entity will, upon the written request of any Holder, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. Each of the Company and the Issuer covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder, the Company and the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company or the Issuer to register any of their respective securities pursuant to the Exchange Act.

               9. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering, subject to the consent of the Company and the Issuer (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

               10. Miscellaneous.

               (a) Amendments and Waivers. The provisions of the Indenture relating to these registration rights, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Issuer have obtained the written consent of Holders of a majority of the then outstanding Underlying Common Shares constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section 10(a), of the number of outstanding Underlying Common Shares into which such Notes are or would be convertible as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                      (i) if to a Holder, at the most current address given by such Holder to the Company and the Issuer in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Trustee under the Indenture, with a copy in like manner to SG Cowen Securities Corporation, Attention: General Counsel, 1221 Avenue of the Americas, New York, New York 10020 (Fax:
212-278-7995); and

                      (ii) if to the Company and the Issuer, to Lions Gate Entertainment Corp., Attention: Wayne Levin, 4553 Glencoe Avenue, Suite 200, Marina del Rey, CA 90292 (Fax: 310-452-8934).

               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one (1) Business Day after being delivered to a next-day air courier; three (3) Business Days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

               (c) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of the portion of the Indenture relating to registration rights, to be an assignee of the Initial Purchasers. The registration rights granted pursuant to the Indenture shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Subscription Agreements, applicable law or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of the Indenture relating to registration rights, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of the Indenture relating to registration rights and such person shall be entitled to receive the benefits thereof.

               (d) No Piggyback on Registrations. Except for ENT Holding Corporation's right to include up to 2,500,000 Common Shares pursuant to a registration rights agreement dated May 13, 2003, between the Company and ENT Holding Corporation, none of the Company, the Issuer, or any of their respective security holders (other than the Holders of Registrable Securities in such capacity) shall have the right to include any securities of the Company or the Issuer in any Shelf Registration other than Registrable Securities unless otherwise agreed to by SG Cowen Securities Corporation as the Placement Agents' representative.

               (e) Remedies. In the event of a breach by the Company or the Issuer, or by any Holder of any of their obligations under the provisions of the Indenture relating to registration rights, each Holder, the Company or the Issuer, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or the Issuer of its obligations under
Section 2 or Section 4 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under the provisions of the Indenture relating to registration rights. The Company, the Issuer and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of the Indenture relating to registration rights and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Issuer or their Affiliates (other than the Initial Purchasers or subsequent Holders if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (g) Termination. The obligations of the Company and the Issuer under the Indenture relating to registration rights shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under
Section 6 or Section 7 hereof and the obligations to make payments of and provide for any Additional Interest Amount under Section 3 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.